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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

OneMain Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 13, 2017

Dear Stockholders:

        On behalf of the Board of Directors, I am pleased to invite you to attend our 2017 Annual Meeting of Stockholders, which will be held on Thursday, May 25, 2017, at 1:00 p.m., local time, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708 (the "Annual Meeting"). Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying materials.

        Whether or not you attend the meeting in person, it is important that your shares be represented and voted. In addition to voting in person, stockholders of record may vote via a toll-free telephone number or over the Internet. Stockholders who received a paper copy of the Proxy Statement and 2016 Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. You can, of course, vote in person at the meeting but you are encouraged to send in the proxy card, or vote online or by telephone, to ensure your vote is counted should you be unable to attend for any reason. You may revoke your proxy and vote in person at the meeting if you choose to do so.

Sincerely, Jay N. Levine President & CEO

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2017: This Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2016 are available on the Internet at www.proxyvote.com.

ONEMAIN HOLDINGS, INC.
601 NW Second Street
Evansville, Indiana 47708

April 13, 2017

NOTICE OF THE
2017 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 25, 2017
1:00 p.m., local time
Place:	Old Vanderburgh County Courthouse
201 NW 4th Street
Evansville, Indiana 47708
Business:	1.

To elect two Class I directors, Jay N. Levine and Roy A. Guthrie, to serve until the 2020 Annual Meeting, and until such director's successor has been elected and qualified, or until such director's earlier death, resignation or removal.

	2.	To vote, on an advisory basis, to approve named executive officer compensation.
	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2017.
	4.	To consider and act upon any other business properly brought before the meeting or any adjournment or postponement thereof.
Record Date:	In order to vote, you must have been a stockholder at the close of business on March 31, 2017.
Voting by Proxy:

It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and to complete, date and sign your proxy or voting instruction card and return it promptly or vote your shares by telephone or by Internet, as described on the proxy card. You may revoke your proxy and vote in person at the meeting if you choose to do so.

By order of the Board of Directors,

Jack R. Erkilla Senior Vice President, Deputy General Counsel & Secretary

PROXY STATEMENT

        This Proxy Statement and the accompanying materials are being made available to OneMain Holdings, Inc. stockholders beginning on or about April 13, 2017. In this Proxy Statement, "OMH" refers to OneMain Holdings, Inc. (formerly known as Springleaf Holdings, Inc.), the "Company," "we," "us" or "our" may refer to OneMain Holdings, Inc. or to it and one or more of its subsidiaries, as the context may require, "OneMain" refers to OneMain Financial Holdings, LLC and its subsidiaries, "Springleaf" refers to OMH and its subsidiaries other than OneMain, "SFI" refers to Springleaf Finance, Inc., and "SFC" refers to Springleaf Finance Corporation. This Proxy Statement contains information to assist you in voting your shares on the matters to be presented at the Company's 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 2017.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

        The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the U.S. Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") require the Company to provide to its stockholders. This Proxy Statement is also the document used by the Company's Board of Directors (the "Board") to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

Who pays the cost of soliciting proxies?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The solicitation of proxies or votes may be made by mail, in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

How is the Company distributing proxy materials?

        The SEC has adopted rules allowing companies to furnish proxy materials to their stockholders over the Internet. Pursuant to these rules, which are often referred to as "Notice and Access," we intend to deliver a "Notice Regarding the Internet Availability of Proxy Materials" to our stockholders in connection with the Annual Meeting. The proxy materials will not be mailed to our stockholders, but instead are available on the Internet at www.proxyvote.com.

What is "householding"?

        If you and others who share your mailing address own Company common stock through bank or brokerage accounts, you may have received a notice that your household will receive only one copy of the Proxy Statement and 2016 Annual Report or Notice Regarding the Internet Availability of Proxy Materials. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

        You may also request delivery of an individual copy of the Proxy Statement and 2016 Annual Report or Notice Regarding the Internet Availability of Proxy Materials by contacting the Company at OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary.

        You may be able to initiate householding if your bank or broker has chosen to offer such service by following the instructions provided by your bank or broker.

When and where will the Annual Meeting be held?

        The meeting will be held on May 25, 2017, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708, beginning at 1:00 p.m., local time. Stockholders may obtain directions to the location of the meeting by contacting the Company's Secretary at 601 NW Second Street, Evansville, Indiana 47708, Telephone: (812) 424-8031.

What matters will the stockholders vote on at the meeting?

        You will be voting on the following:

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  to elect two Class I directors, Jay N. Levine and Roy A. Guthrie, to serve until the 2020 Annual Meeting, and until such director's successor has been duly elected and qualified, or until such director's earlier death, resignation or removal (the "Director Election Proposal");

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  to approve, on an advisory basis, our named executive officers' compensation (the "Say-On-Pay Proposal");

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  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017 (the "Ratification of Auditors Proposal"); and

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  to consider and act upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

Who may vote at the meeting?

        All stockholders who owned Company common stock at the close of business on the record date of March 31, 2017, may attend and vote at the meeting.

How do I vote?

        You can vote either in person at the meeting or by proxy whether or not you attend the meeting. You can vote by telephone or Internet by following the instructions on the proxy card. If you are a registered holder of shares of Company common stock, you can also vote by mail by completing, signing, dating and returning your proxy card. If you hold your shares of Company common stock beneficially in street name, you may submit proxies by following the instructions provided by your broker, bank or other nominee (see "What if I hold my shares in a brokerage account or with another nominee ('street name')?" below for more information). If you sign your proxy card but do not specify how you want your shares voted, they will be voted as the Board recommends. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on Wednesday, May 24, 2017. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

What if I hold my shares in a brokerage account or with another nominee ("street name")?

        If you hold your shares in a brokerage account or with another nominee, the shares are said to be held in "street name." In this case your broker or other nominee will send you a package, including a voter instruction card, which will ask you how you want your shares to be voted. If you give the nominee instructions, the nominee will vote your shares as you direct. If you do not give your nominee instructions and the proposal involves a "routine" matter, then the rules of the NYSE provide nominees with discretionary power to vote your shares. However, if a proposal involves a "non-routine" matter, then nominees are not permitted to vote your shares without instructions from you (these shares are often referred to as broker non-votes).

        At the Annual Meeting, all matters submitted to the stockholders for approval, other than the Ratification of Auditors Proposal, are "non-routine," meaning that your broker or other nominee may not vote your shares on those matters without instructions from you. It is, therefore, important that you provide instructions to your nominee if your shares are held by a nominee so that your votes with respect to the Director Election Proposal and Say-On-Pay Proposal are counted. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Can I change my vote after I execute my proxy?

        You may revoke a proxy at any time prior to its exercise at the meeting. You can send in a new proxy card with a later date or send a written notice of revocation to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. You also can use telephone or Internet voting methods to change your vote. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Is my vote confidential?

        We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election and Proxy Tabulator to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to the Company's management and the Board to review your comments.

How many votes do I have?

        You will have one vote for each share of Company common stock which you owned at the close of business on March 31, 2017, the record date for the meeting.

Who will tabulate and count the votes?

        Representatives or agents of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company's Inspector of Election.

How many shares of stock are eligible to vote at the Annual Meeting?

        At the close of business on March 31, 2017, there was a total of 135,301,202 shares of Company common stock issued and outstanding and eligible to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

        The holders of a majority of the shares of our common stock outstanding as of the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. In determining whether a quorum is present, shares represented by votes to withhold, abstentions and broker non-votes will be deemed present at the Annual Meeting. Once a share is deemed present for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting.

How many votes are required to elect directors and adopt other proposals?

        Proposal 1—Director Election Proposal: Directors are elected by a plurality of the votes of holders of shares present, in person or by proxy, and entitled to vote at a meeting of stockholders at which a quorum is present. Accordingly, the nominees with the highest number of "FOR" votes will be elected. Votes to withhold and broker non-votes, if any, will not have any effect on the election of a director.

        Proposal 2—Say-On-Pay Proposal: Approval, on an advisory basis, of our named executive officers' compensation requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

        Proposal 3—Ratification of Auditors Proposal: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

        Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on any such other business.

How do I attend the Annual Meeting?

        Admission to the Annual Meeting is limited to Company stockholders or their proxy holders. In order to be admitted to the Annual Meeting, each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver's license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee ("street name"), an account statement or letter from the nominee indicating that you beneficially owned shares of Company common stock at the close of business on March 31, 2017, the record date for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

        We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

CORPORATE GOVERNANCE

Governing Documents

        The following primary documents make up the Company's corporate governance framework:

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  Corporate Governance Guidelines ("Governance Guidelines")

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nominating and Corporate Governance ("NCG") Committee Charter

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  Compliance Committee Charter

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  Code of Business Conduct and Ethics ("Code of Conduct")

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  Code of Ethics for the Principal Executive and Senior Financial Officers ("Principal Officer Code")

        These documents are accessible on the Company's website at www.onemainfinancial.com by clicking on "Investor Relations" at the bottom of the webpage and then "Corporate Governance." You also may obtain a free copy of any of these documents by sending a written request to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. Any material amendment to or grant of a waiver from a provision of the Code of Conduct or Principal Officer Code requiring disclosure under applicable SEC or NYSE rules will be posted on the Company's website.

Corporate Governance Guidelines

        The Governance Guidelines, which are available on our website as outlined above, set forth the Company's primary principles and policies regarding corporate governance. The Governance Guidelines are reviewed from time to time as deemed appropriate by the Board. The Governance Guidelines are supplemented by the Code of Conduct and the Principal Officer Code, as well as by policies and procedures addressing specific topics and practices.

Codes of Business Conduct and Ethics

        The Board adopted a Code of Conduct to help ensure that the Company abides by applicable laws and corporate governance standards. This code applies to all directors, employees and officers, including our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Principal Accounting Officer and Controller. The Board has also adopted a Principal Officer Code that applies to our CEO, CFO, and Principal Accounting Officer. The Code of Conduct and the Principal Officer Code are available on our website as outlined above.

Board Leadership Structure

        Although not required, the Company has separated the roles of CEO and Chairman of the Board. The CEO is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Chairman of the Board is responsible for presiding over meetings of the Board, establishing the agenda of Board meetings and, together with the CEO and the other members of the Board, setting the strategic direction of the Company.

Board's Role in Risk Oversight

        While management is responsible for day-to-day risk management of the Company's operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (more fully discussed below) to monitor and address what may be within the scope of each committee's expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions and related risk; the Compensation Committee oversees the Company's compensation programs, including goals, objectives, performance and compensation for our CEO and other executive officers, and the compensation disclosure in this Proxy Statement; and the NCG Committee oversees director qualifications, Board structure and corporate governance matters. The Board also has created a Compliance Committee to oversee regulatory compliance matters and risks relating to the Company's operations and business, which provides regular reports to the Board. In addition to getting information from its committees, the Board also receives updates directly from members of management. In this regard, Mr. Levine, due to his position as both CEO and director of the Company, is particularly important in communicating with other members of management and keeping the Board updated on the important aspects of the Company's operations.

Independent Directors

        The Company recognizes the importance of having an independent Board that is accountable to the Company and its stockholders. Accordingly, the Governance Guidelines (a copy of which may be found in the "Investor Relations—Corporate Governance" section of the Company's website) provide that a majority of the Board's directors shall be independent in accordance with the NYSE listing standards. Our Board has affirmatively determined that Ms. Kotval and Messrs. Guthrie, Jacobs and Lott are "independent" under Section 303A.02(b) of the NYSE listing standards. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

Board, Committee and Annual Meeting Attendance

        The Board held fourteen meetings during 2016. Each director attended at least 75% of the total number of meetings of the Board and committees held during the period he or she served, except for Mr. Edens. Mr. Edens' views were represented at the meetings by Mr. Levine. Directors are invited and encouraged, but are not required, to attend the Company's annual meeting of stockholders. None of the Company's directors attended the Company's 2016 Annual Meeting of Stockholders.

Presiding Non-Management Director and Executive Sessions

        The Company's non-management and independent directors met in executive session without management four times in 2016. Roy Guthrie is the presiding non-management director appointed to preside at each executive session.

Communications with the Board of Directors

        Any Company stockholder or other interested party who wishes to communicate with the Board or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o, Jack R. Erkilla, Senior Vice President, Deputy General Counsel & Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Communications with the Audit Committee

        Complaints and concerns relating to the Company's accounting, financial reporting, internal accounting controls or auditing matters (together, "Accounting Matters") should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit Committee through a third-party vendor, Global Compliance (Navex Global), that has been retained by the Audit Committee for this purpose. Global Compliance may be contacted toll-free at (855) 296-9088, or via the Internet at www.onemainfinancial.alertline.com. Outside parties, including stockholders, may bring issues regarding

Accounting Matters to the attention of the Audit Committee by writing to: Audit Committee, c/o, Jack R. Erkilla, Senior Vice President, Deputy General Counsel & Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

        All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Criteria and Procedures for Selection of Director Nominees

        Although the Board retains ultimate responsibility for nominating members for election to the Board, the NCG Committee of the Board conducts the initial screening and evaluation process. Although there are no minimum qualifications, skills or qualities required to be nominated for election, as provided in the Company's Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

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  whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board's oversight of the business and affairs of the Company;

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  the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities;

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  experiences, skills and expertise;

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  diversity;

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  business judgment;

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  composition of the Board;

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  requirements of applicable laws and NYSE listing standards;

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  time availability and dedication; and

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  conflicts of interest.

        While the NCG Committee has not adopted a formal diversity policy for the selection of director nominees, diversity is one of the factors that the NCG Committee considers in identifying director nominees. In considering diversity, in particular, the NCG Committee considers general principles of diversity in the broadest sense. The NCG Committee seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board's deliberations and oversight of our business.

        In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company's management, as well as recommendations from Company stockholders. While the NCG Committee's Charter and our Governance Guidelines provide that the NCG Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the NCG Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because our Amended and Restated Bylaws, as amended (the "Bylaws"), include procedures for stockholders to nominate candidates to serve on the Board for election at any annual meeting or at any special meeting called for the purpose of electing directors. The Board believes that it is appropriate for the Company not to have a specific policy since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws, as summarized below.

        The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting to timely submit certain information to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. This information includes, among other things:

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  the stockholder's name and address, and the class, series and number of shares that he or she beneficially owns;

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  a representation that the stockholder is a holder of record as of the record date and intends to appear in person or by proxy at the annual meeting;

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  the name, address and certain other information regarding the stockholder's nominee for director;

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  a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board; and

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  a completed questionnaire with respect to the prospective nominee's background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

        To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year, or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting. While these provisions of the Bylaws permit a stockholder to nominate a candidate for election to the Board, such nominations will be subject to certain rights of Springleaf Financial Holdings, LLC ("SFH" or the "Initial Stockholder") discussed below under the caption "Certain Relationships and Related Party Transactions—Stockholders Agreement."

BOARD OF DIRECTORS

        Our Restated Certificate of Incorporation, as amended, provides that the Board shall consist of not less than three and not more than eleven directors, as may be determined from time to time by a majority of the entire Board. As of the date of this Proxy Statement, the Board consists of six members, five of whom are non-employee directors.

        The Board is also divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual meeting of stockholders. The Company's current Board is classified as follows:

Class	Term Expiration	Director

Class I	2017	Jay N. Levine
		Roy A. Guthrie

Class II	2018	Douglas L. Jacobs
		Anahaita N. Kotval

Class III	2019	Wesley R. Edens
		Ronald M. Lott

        The Restated Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Company common stock can elect all of the directors standing for election.

Committees of the Board of Directors

        The Board has four principal standing committees, the Audit, NCG, Compensation, and Compliance Committees, as well as an Executive Committee. The Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is "independent" within the meaning of the NYSE listing standards. Members of the Compliance Committee are not required to be independent directors. Each of the Board's four principal standing committees (i.e., the Audit, NCG, Compensation, and Compliance Committees) operates pursuant to a written charter and each such charter is available on the Company's website at www.onemainfinancial.com and is also available to stockholders upon written request, addressed to OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary.

Audit Committee

        The Audit Committee's responsibilities and purposes are to: (i) assist the Board in its oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the annual independent audit of the Company's financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm's qualifications, independence and performance; and (d) the performance of the Company's financial reporting process and internal audit function; (ii) determine whether to recommend to the stockholders the appointment, retention or termination of the Company's independent registered public accounting firm; and (iii) pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm. The Audit Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prepares the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders.

        The members of the Audit Committee are Messrs. Jacobs (Chair) and Guthrie and Ms. Kotval. The Board has determined that: (i) each member of the Audit Committee is "independent"; (ii) each member of the Audit Committee is "financially literate"; and (iii) Mr. Jacobs is an "audit committee financial expert," as such terms are defined under the Exchange Act or the NYSE listing standards, as applicable. The Board has determined that Mr. Jacobs' simultaneous service on the audit committee of more than three public companies will not impair his ability to effectively serve on our Audit Committee. The Audit Committee met ten times in 2016.

Nominating and Corporate Governance Committee

        The NCG Committee's responsibilities and purposes are to: (i) identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) advise the Board as to the Board composition, procedures and committees; (iii) develop and recommend to the Board a set of corporate governance guidelines and maintain and update such guidelines, as appropriate; (iv) review, approve or ratify related party transactions and other matters that may pose conflicts of interest; and (v) oversee the evaluation of the Board. See "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" above for more information about the process for identifying and evaluating nominees for director.

        The members of the NCG Committee are Mr. Lott (Chair) and Ms. Kotval. The Board has determined that Mr. Lott and Ms. Kotval are "independent" within the meaning of the NYSE listing standards. The NCG Committee met five times in 2016.

Compensation Committee

        The Compensation Committee's responsibilities and purposes are to: (i) oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, incentive-compensation and equity-compensation plans; (ii) evaluate the performance of the CEO and other executive officers; (iii) review and discuss with management the Company's Compensation Discussion and Analysis to be included in the Company's annual proxy statement and annual report filed with the SEC; and (iv) prepare the Compensation Committee Report as required by the rules of the SEC. The Compensation Committee also has the authority to retain and terminate compensation consultants, including approval of the terms and fees of any such arrangement.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of director compensation and executive compensation are set forth below under "Executive Compensation—Independent Director Compensation" and "Executive Compensation—Compensation Discussion and Analysis," respectively.

        The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate, except that no subcommittee shall consist of fewer than two members and that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        The members of the Compensation Committee are Messrs. Guthrie (Chair) and Lott. The Board has determined that each member of the Compensation Committee is "independent" within the meaning of the NYSE listing standards.

        The "independent" directors who are appointed to the Compensation Committee are also "non-employee" directors, as defined in Rule 16b-3(b)(3) under the Exchange Act and "outside"

directors within the meaning of Section 162(m)(4)(c)(i) of the Code. The Compensation Committee met six times in 2016.

Compliance Committee

        The Compliance Committee's primary responsibility is to oversee the Company's compliance efforts to ensure compliance with laws and regulations and related programs, policies and procedures, other than matters of financial reporting compliance, which are the responsibility of the Audit Committee.

        Among other things, the Compliance Committee assists the Board in its oversight function with respect to: (i) ensuring that the Company has an effective compliance program; (ii) monitoring regulatory risks and ensuring that there are appropriate policies, procedures and controls to address them; (iii) fostering good relationships with regulators; and (iv) identifying changes to laws, regulations and best practices that may require changes to compliance programs or business practices.

        The Compliance Committee consists of both director and non-director members. Ms. Kotval and Messrs. Guthrie and Jacobs are the director members, with Ms. Kotval serving as Chair. The Compliance Committee met five times in 2016.

Executive Committee

        The Executive Committee serves as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters. Our Executive Committee currently consists of Messrs. Edens and Levine.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The terms of the Class I directors, consisting of Messrs. Jay N. Levine and Roy A. Guthrie, will expire at the Annual Meeting. Each incumbent Class I director has been nominated by the Board to serve as a continuing director for a new three-year term expiring at the 2020 Annual Meeting of Stockholders, and until such director's successor has been elected and qualified, or until such director's earlier death, resignation or removal.

        In determining whether to nominate each of the Class I directors for another term, the Board considered the factors discussed above under "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" and concluded that each possesses those talents, backgrounds, perspectives, attributes and skills that will enable him or her to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. The age, principal occupation and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below. It is the general policy of the Company, as set forth in the Company's Corporate Governance Guidelines, that no director having attained the age of 75 years will stand for re-election.

The Board recommends a vote FOR the election of each of the nominees listed below for director.

 Class I Director Nominees—Terms expire in 2020

Jay N. Levine, age 55
Director of the Company since 2011; President and Chief Executive Officer

        Mr. Levine has served as President and CEO and as a director of the Company since October 1, 2011. Mr. Levine served as President and Chief Executive Officer and as a director of Capmark Financial Group Inc. ("Capmark") (a commercial real estate finance company) from December 2008 until February 2011. On October 25, 2009, Capmark and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Capmark and certain of its subsidiaries emerged from bankruptcy on September 30, 2011.

        From 2000 to 2008, Mr. Levine served as President, Chief Executive Officer (Co-Chief Executive Officer from March 2000 until January 2007), and a member of the board of directors of Royal Bank of Scotland Global Banking & Markets, North America (a banking and financial services company), and Chief Executive Officer of its predecessor entity, RBS Greenwich Capital (a financial services company), with responsibility for the company's institutional business in the United States. Previously, Mr. Levine was co-head of the Mortgage and Asset Backed Departments at RBS Greenwich Capital.

        Mr. Levine's extensive experience in the financial industry and his previous experience as an executive officer and director of financial services companies allow him to provide the Board with a broad perspective of our industry and led the Board to conclude that he should serve as a director.

Roy A. Guthrie, age 63
Director of the Company since 2012; Chair of the Compensation Committee and member of the Audit and Compliance Committees

        Mr. Guthrie was elected as a director in December 2012. Mr. Guthrie served as Executive Vice President and Chief Financial Officer of Discover Financial Services ("Discover") from 2005 through April 2011. He retired from Discover in January 2012. Mr. Guthrie also served as a director of Discover Bank, a subsidiary of Discover, from 2006 through the end of 2011. Discover is a direct banking and payment services company and is a publicly held bank holding company that is listed on the NYSE. Discover offers credit cards, student loans, personal loans and deposit products through its subsidiary, Discover Bank. Prior to joining Discover, Mr. Guthrie was President and Chief Executive

Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. ("Citigroup") (a global banking institution), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup's management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation (a consumer finance lender) from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including Corporate Controller from 1989 to 1996.

        He has also served as a director and member of the audit committee of Nationstar Mortgage Holdings Inc. ("Nationstar") (a residential mortgage loan originator and servicer) since February 2012, and as a director and chairman of the risk committee of Synchrony Financial (a private label credit card issuer) since July 2014. Mr. Guthrie also served as a director and chairman of the audit committee of Lifelock, Inc. (an identity theft protection company) from October 2012 until February 2017, as a director of Student Loan Corporation from December 2010 until January 2012, as a director of Enova International, Inc. from January 2012 until July 2012, as a director of Bluestem Brands, Inc. from November 2010 until September 2014, as a director of Dell Bank International from September 2012 until September 2014, and a director of Garrison Capital LLC from June 2011 until August 2015.

        Mr. Guthrie's experience as a chief financial officer of two publicly traded companies, his vast experience with and knowledge of the consumer finance industry, his experience and background in finance and accounting and his experience as a director and executive officer of publicly traded companies led the Board to conclude that he should serve as a director.

Class II Directors—Terms expire in 2018

Douglas L. Jacobs, age 69
Director of the Company since 2010; Chair of the Audit Committee and member of the Compliance Committee

        Mr. Jacobs was elected to the Board as a director on November 30, 2010. Mr. Jacobs is also a director of Fortress Investment Group LLC ("Fortress") (a global investment management firm), where he chairs the Audit Committee and is a member of the Compensation Committee. Investment funds managed by affiliates of Fortress indirectly owned approximately 54.5% of the voting interests in the Company as of December 31, 2016. He is also a director of Clear Channel Outdoor (an international outdoor advertising company), where he chairs the Audit Committee and is a member of the Compensation Committee, and New Residential Investment Corp. ("New Residential") (a real estate investment trust focused on investing in, and managing, investments related to residential real estate), where he chairs the Audit Committee. He also serves as a director, Treasurer and Chairman of the Finance Committee of Care New England (a health care system). Mr. Jacobs was a director of Doral Financial Corporation (a financial services company) until February 2015, where he was a member of the Dividend Committee, and, from November 2004 to mid-2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc. (a financial guaranty company), where he was Chairman of the Audit Committee and a member of the Compensation and Risk Management Committees. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. (an owner, operator and lessor of towers and other communication structures for wireless communications) from February 2004 until January 2007, and also was a director of Hanover Capital Mortgage Holdings, Inc. (a mortgage REIT) from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was an Executive Vice President and Treasurer at FleetBoston Financial Group (a financial services firm), managing the company's funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp (a global banking institution) for over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group.

        Mr. Jacobs' extensive finance and management expertise and experience serving on public company boards and committees led the Board to conclude that he should serve as a director. The Board has also determined that Mr. Jacobs is an "audit committee financial expert" within the meaning of Item 407(d)(5)(ii) of Regulation S-K for purposes of membership on the Audit Committee.

Anahaita N. Kotval, age 49
Director of the Company since 2012; Chair of the Compliance Committee and member of the Audit and Nominating and Corporate Governance Committees

        Ms. Kotval has served as a director since December 2012. Since November 2011, Ms. Kotval has served as Chief Operating Officer and General Counsel of Inspirica, Inc. (a nonprofit organization providing residential, case management, counseling, job training, and job and housing placement services for homeless individuals and families). Prior to joining Inspirica, Ms. Kotval served in various positions with RBS Securities Inc. (formerly Greenwich Capital Markets, Inc.), a U.S. broker-dealer and affiliate of The Royal Bank of Scotland plc ("RBS"), including serving as its General Counsel from 2007 until October 2011, Deputy General Counsel from 2004 until 2007 and Associate General Counsel from 1998 until 2004. Prior to her employment at RBS Securities Inc., Ms. Kotval spent five years in the Enforcement Division of the SEC's New York Regional Office, where she investigated and prosecuted violations of the federal securities laws.

        Ms. Kotval's extensive management, legal and regulatory compliance expertise led the Board to conclude that she should serve as a director.

Class III Directors—Terms expire in 2019

Wesley R. Edens, age 55
Director and Chairman of the Board since 2010

        Mr. Edens was elected to the Board on November 30, 2010 and elected as Chairman of the Board on September 13, 2011. He is the founding principal and Co-Chairman of the board of directors of Fortress (a global investment management firm) and has been a principal and the Chairman of the Management Committee of Fortress since co-founding Fortress in May 1998. Investment funds managed by affiliates of Fortress indirectly owned approximately 54.5% of the voting interests in the Company as of December 31, 2016. Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. Mr. Edens has primary investment oversight of Fortress' private equity and publicly traded alternative businesses. He is the Chairman of the board of directors of each of Florida East Coast Railway Corp. (a freight railway company), Fortress Transportation and Infrastructure Investors LLC (which owns and acquires high quality infrastructure and equipment essential for the transportation of goods and people globally), New Media Investment Group Inc. (a publisher of print and online media), New Senior Investment Group Inc. (a real estate investment trust with a diversified portfolio of senior housing properties located across the United States), and Drive Shack Inc. (f/k/a Newcastle Investment Corp.) ("Drive Shack") (a real estate investment and finance company). He is a director of Intrawest Resorts Holdings Inc. (a resort and adventure company), Gaming and Leisure Properties, Inc. (an owner and operator in the gaming and racing industry), and Mapeley Limited (a large full service real estate outsourcing and investment company in the United Kingdom).

        Mr. Edens previously served on the board of the following publicly traded companies and registered investment companies: Nationstar (a residential mortgage loan originator and servicer) from 2012 to July 2016; New Residential (a real estate investment trust primarily focused on investing in residential real estate related assets) from April 2013 to May 2016; Brookdale Senior Living Inc., from September 2005 to June 2014; GAGFAH S.A. from September 2006 to June 2014; PENN National Gaming Inc. from October 2008 to November 2013; GateHouse Media Inc. from June 2005 to

November 2013; Aircastle Limited from August 2006 to August 2012; RailAmerica Inc. from November 2006 to October 2012; Eurocastle Investment Limited, from August 2003 to November 2011; Whistler Blackcomb Holdings Inc., from October 2010 to November 2012; Fortress Registered Investment Trust, from December 1999 until deregistered with the SEC in September 2011; and FRIT PINN LLC, from November 2001 until deregistered with the SEC in September 2011.

        Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers.

        Mr. Edens' extensive credit, private equity finance and management expertise, extensive experience as an officer and director of public companies and his deep familiarity with our Company led the Board to conclude that Mr. Edens should serve as a director.

Ronald M. Lott, age 57
Director of the Company since December 5, 2013; Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee

        Mr. Lott, a member of the Pro and College Football Halls of Fame, is a business owner and management consultant. He is Chief Executive Officer of Lott Auto Ventures, LLC and has been a co-partner and owner of a series of auto dealerships that today includes Tracy Toyota (California), and previously included Mercedes Benz of Medford, California and Stan Morris Chrysler in Tracy, California. He has served as a director of GSV Capital Corp. (a publicly traded investment fund that invests in high-growth, venture-backed private companies) since February 2015. He is also a director of the National Football Foundation College Hall of Fame. In 1999, Mr. Lott co-founded HRJ Capital, L.L.C., an investment management firm, remaining as a managing partner through 2009, until it was sold. Mr. Lott also is a consultant for TVU Networks, a product and service company for the television industry, and H. Barton Asset Management, LLC, an investment company. Mr. Lott played 14 seasons in the National Football League before retiring from professional football in 1994.

        Mr. Lott's inspirational leadership, contacts, and extensive business and management experience led the Board to conclude that Mr. Lott should serve as a director.

EXECUTIVE OFFICERS

        Executive officers are chosen by and serve at the discretion of the Board. Set forth below is information pertaining to our executive officers as of April 13, 2017:

Name	Age	Title

Jay N. Levine	55	President and Chief Executive Officer
John C. Anderson	58	Executive Vice President, Legal, Compliance and Operational Risk
Bradford D. Borchers	53	Executive Vice President, Branch Operations
Angela Celestin	45	Executive Vice President, Human Resources
David P. Hogan	47	Executive Vice President, Credit and Analytics
Robert A. Hurzeler	55	Executive Vice President and Chief Operating Officer
Scott T. Parker	50	Executive Vice President and Chief Financial Officer
Lawrence N. Skeats	51	Executive Vice President and Chief Administrative Officer

Jay N. Levine, age 55
Director, President and Chief Executive Officer

        Please see Mr. Levine's biographical information above under the heading "Proposal 1: Election of Directors—Class I Director Nominees—Terms expire in 2020."

John C. Anderson, age 58
Executive Vice President, Legal, Compliance and Operational Risk

        Mr. Anderson currently serves as Executive Vice President, Legal, Compliance and Operational Risk. He previously served as Executive Vice President, Capital Markets from October 2011 to February 2017. Mr. Anderson also served as General Counsel from May 2014 through November 2015. Prior to joining the Company, Mr. Anderson was Managing Director for RBS located in Stamford, Connecticut. Mr. Anderson's last role at RBS was Managing Director in the Asset Backed and Principal Finance Department. Prior to that, Mr. Anderson held roles of increasing responsibilities for predecessor entities Greenwich Capital Markets, Inc. and RBS Greenwich Capital for more than 20 years.

Bradford D. Borchers, age 53
Executive Vice President, Branch Operations

        Mr. Borchers joined us in October 1983 as a management trainee. He has held positions of increasing responsibility over the intervening 30 years. He assumed the role of Executive Vice President, Springleaf Branch Operations in April 2008 and currently serves as Executive Vice President, Branch Operations for our entire branch network. Mr. Borchers also served as Director of Operations from 1996 to 2004 and as Senior Director of Operations from 2004 to 2008.

Angela Celestin, age 45
Executive Vice President, Human Resources

        Ms. Celestin joined us in November 2015 as Executive Vice President, Human Resources. She previously had been a Managing Director in Human Resources at OneMain Financial, formerly a consumer lending division of Citigroup (a global banking institution) from November 2007 until November 2015. Ms. Celestin was Senior Vice President of Human Resources at Citibank, a retail banking division of Citigroup, from 1997 until 2007. Before beginning her career at Citibank in 1997, Ms. Celestin held various senior Human Resources positions at RR Donnelley & Sons and Pepsi-Cola in New York, Michigan, Illinois and Texas.

David P. Hogan, age 47
Executive Vice President, Credit and Analytics

        Mr. Hogan joined us in August 2012 and currently serves as Executive Vice President, Credit and Analytics. Mr. Hogan previously served as Executive Vice President, Risk Analytics and Marketing from July 2014 to February 2017 and as Senior Vice President and Chief Risk and Analytics Officer from August 2012 to July 2014. Prior to joining OneMain, Mr. Hogan served as Head of New Customer Acquisition Decision Management for Citicards (the credit card issuing division of Citibank) from March 2012 until August 2012. From August 2010 until March 2012, he served as Head of Payments Strategy and Analytics of PNC Financial (a regional banking corporation). Prior to that, Mr. Hogan served in a variety of roles at JP Morgan Chase, including Chief Risk Officer Small Business Cards and Head of Portfolio Risk Management at JP Morgan Chase's Card Services division from August 1999 until August 2010. Before joining JP Morgan Chase, Mr. Hogan held a variety of roles in analytics, risk and marketing at Discover Card and MBNA.

Robert Hurzeler, age 55
Executive Vice President and Chief Operating Officer

        Mr. Hurzeler joined us in January 2014 and serves as Executive Vice President and Chief Operating Officer. Mr. Hurzeler previously served as Executive Vice President, Auto Lending and Centralized Operations. Prior to joining the Company, he served as Chief Operating Officer for Global Lending Services (an automotive subprime lender) from June 2012 until January 2014. Mr. Hurzeler was with Wells Fargo & Company ("WFC") (a diversified financial services company) from 1986 to June 2012, where he last served as head of Wells Fargo Auto Finance (since 2008), an auto lender and subsidiary of WFC.

Scott T. Parker, age 50
Executive Vice President and Chief Financial Officer

        Mr. Parker joined us in November 2015 as Executive Vice President and Chief Financial Officer. Mr. Parker previously served as Executive Vice President and Chief Financial Officer of CIT Group Inc. ("CIT") (a commercial finance company) from July 2010 to November 2015. Prior to CIT, Mr. Parker served as Chief Operating Officer and Chief Financial Officer of Cerberus Operations and Advisory Company LLC, an affiliate of Cerberus Capital Management, LP ("Cerberus") (a private investment firm). Before joining Cerberus in 2006, Mr. Parker spent 17 years in various financial leadership roles within the industrial and financial services businesses at General Electric Company, most recently as the Chief Financial Officer for GE Capital Solutions. Prior to GE Capital Solutions, Mr. Parker was Chief Financial Officer of GE Corporate Financial Services.

Lawrence N. Skeats, age 51
Executive Vice President and Chief Administrative Officer

        Mr. Skeats joined us in January 2014 as Executive Vice President and Chief Administrative Officer. Mr. Skeats is responsible for Information Technology, General Services and Project Management. Prior to joining OneMain, Mr. Skeats served as Chief Administration Officer of RBS Americas Global Banking and Marketing (US) ("RBS Americas GBM") from 2008 to 2013. RBS Americas GBM participates in the trading and origination of financial securities. As Chief Administrative Officer at RBS Americas GBM, Mr. Skeats was responsible for the Information Technology, Operations and Facilities functions.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee of the Board of Directors Roy A. Guthrie, Chairman Ronald M. Lott

Compensation Discussion and Analysis

        In this section, we discuss our compensation philosophy and describe the compensation for our President and Chief Executive Officer ("CEO") and our other "named executive officers" within the meaning of Item 402 of Regulation S-K (collectively, the "NEOs"). We explain how our Board's Compensation Committee (as used in this section, the "Committee") determines compensation for our NEOs and its rationale for specific 2016 decisions.

        The following individuals are our 2016 NEOs:

Name	Title
Jay N. Levine	President and Chief Executive Officer
Scott T. Parker	Executive Vice President and Chief Financial Officer
Robert A. Hurzeler	Executive Vice President and Chief Operating Officer
Bradford D. Borchers	Executive Vice President, Branch Operations
David P. Hogan	Executive Vice President, Credit and Analytics

Executive Summary

        Our executive compensation program is designed to reward financial results and effective strategic leadership—key elements in building sustainable value for stockholders. We believe our executive compensation program aligns the interests of our stockholders and our executives by correlating the amount of actual pay to our short-term and long-term performance. Our program requires ethical and responsible conduct in pursuit of these goals.

        We carefully benchmark our executive compensation decisions against a relevant group of peer companies—all of which are potential competitors for the national caliber of executive talent required to manage a large, decentralized, multi-state consumer finance lender.

2016 Achievements, Pay-for-Performance Alignment and Compensation Decisions

        2016 was an important and transformational year for us. We began the year having just closed on the acquisition of OneMain Financial, and over the course of the year, we brought together two organizations with more than 10,000 team members, over 1,800 branches in 44 states, and two centuries of combined history.

        An integration of this magnitude and complexity required an enormous commitment of time and energy from everyone across the company. This presented some challenges, most notably slower growth than we expected in receivables and earnings for the year, and these challenges were reflected in our stock price, having declined by approximately 46.7% during 2016 in a market that saw the NYSE Financial Sector Index increase by approximately 13.6%.

        Consistent with our pay for performance philosophy, the total compensation, as reported in the Summary Compensation Table for 2016 below, of our CEO, Mr. Levine, declined by over 96% versus the prior year, and by nearly 75% for our CFO, Mr. Parker. Further, the base salaries for each of our NEOs were left unchanged for 2017. The Committee made no new grants to our NEOs during 2016 of equity-based incentive compensation plan awards or other grants of equity-based compensation intended to serve as incentive for future performance.

        The Committee did, however, require that amounts payable in settlement of awards granted in 2016 under the OneMain Holdings, Inc. Amended and Restated Annual Leadership Incentive Plan (the "Annual Plan") to Messrs. Hurzeler, Borchers and Hogan in excess of $500,000 were to be paid in the form of restricted stock awards ("RSAs") that vest ratably in three annual installments. The Committee structured its 2016 Annual Plan awards in this manner in furtherance of the Committee's desire to align the interests of our NEOs with those of our stockholders and to provide for an additional retention incentive.

        In reaching these conclusions, the Committee took into consideration equity awards granted under the OneMain Holdings, Inc. Amended and Restated 2013 Omnibus Incentive Plan (the "Omnibus Incentive Plan") and distributions in respect of SFH Incentive Units (defined below) that were made in prior years, including the value realized upon vesting during 2016 of prior year equity awards, as well as Mr. Parker's guaranteed cash bonus payable for 2016 pursuant to the terms of his employment agreement and the amount and form of payouts under the Annual Plan for the other NEOs.

        As disclosed in prior years, we made equity grants relating to our common stock in 2013 to Mr. Levine to align his interests with those of our stockholders and to incentivize him to pursue and achieve our strategic business, growth and financial objectives. In addition to this equity grant, certain of our executive officers, including each of the NEOs, also hold certain incentive units in SFH (the "SFH Incentive Units"), our initial stockholder at the time of our initial public offering ("IPO"). These SFH Incentive Units further align the interests of our management with those of our stockholders because they only deliver value to the extent that distributions by SFH to its owners exceed certain thresholds, including distributions made in connection with sales of our common stock by SFH. None of the NEOs received any cash distributions in respect of their SFH Incentive Units in 2016.

        We believe the compensation related actions that we undertook in 2016 were consistent with our pay for performance philosophy, taking into account our stock price decline during 2016, while appropriately balancing risk and reward without exposing the Company to imprudent or undue risk taking.

Our Executive Compensation Governance Practices and Policies

Review of Pay Versus Performance. The Committee periodically reviews the relationship between executive pay and Company performance.	No Repricing. We do not currently permit the repricing of stock options or SARs without stockholder approval.

Median Compensation Targets. All compensation elements for our NEOs are targeted at the median of our peer group.	No Hedging of Shares. We do not permit hedging or short sales of our stock, or similar transactions where potential gains are linked to a decline in our share price, by our directors or executive officers.

Restrictive Covenants. Our executive officers, including our NEOs, are subject to restrictive covenants upon separation from the Company, including non-solicitation and non-disclosure obligations. Messrs. Levine, Parker and Hurzeler are also subject to non-competition covenants upon separation from the Company pursuant to the terms of their respective employment agreements.	Independent Compensation Consultant. The Committee has engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") as its independent compensation consultant. Pearl Meyer was retained directly by the Committee and performs no other consulting or other services for the Company.

Compensation Clawbacks. In 2016, we adopted a policy to recover incentive-based awards from our executive officers for the three-year period prior to any accounting restatement that would have resulted in a lower payment because of the restated results.	Review of Compensation Peer Groups. Our peer group is reviewed periodically by the Committee, and adjusted, when necessary to ensure that its composition remains a relevant and appropriate comparison for our executive compensation program. In 2016, we did not make any changes to our peer group.

Director Stock Ownership Policy. In 2016, we adopted a policy requiring our independent directors to hold shares of our common stock equal to at least three times the cash retainer fees paid to our independent directors for annual board service.	No Excise Tax Gross-Ups. We do not provide gross-ups payments to offset any "golden parachute" excise taxes potentially incurred by our executives in connection with a change in control.

What Guides Our Executive Compensation Program

Philosophy and Objectives of Our Executive Compensation Program

        The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our stockholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our stockholders and customers. Our executive compensation program is an important component of our overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

        We observe the following principles in connection with setting executive compensation:

  •
  Retain and hire top-caliber executives:  Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

  •
  Pay for performance:  A significant portion of the total compensation of our executive officers should be linked to the achievement of Company performance objectives;

  •
  Align compensation with stockholder interests:  The interests of our executive officers should be aligned with those of our stockholders through the risks and rewards of the ownership of our common stock;

  •
  Provide limited perquisites:  Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and

  •
  Reinforce succession planning process:  The overall compensation program for our executive officers should reinforce our succession planning process by providing competitive total compensation necessary to attract, motivate and retain key executive talent.

How We Make Compensation Decisions

Role of the Compensation Committee

        The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of two independent directors, is responsible for the review and approval of all aspects of our executive compensation program.

        The Committee is responsible for evaluating annually the performance of our CEO and determining and approving our CEO's compensation based on such evaluation. Additionally, the Committee is responsible for the following among its other duties:

  •
  Reviewing and approving of corporate incentive goals and objectives relevant to compensation;

  •
  Evaluating individual performance results in light of these goals and objectives;

  •
  Evaluating the competitiveness of each executive officer's total compensation package; and

  •
  Approving any changes to the total compensation package, including, but not limited to, base salary, and annual and long-term incentive award opportunities.

        The role of the Committee is described in detail in the Compensation Committee Charter, which is available under the Corporate Governance tab in the Investor Relations section of our website at http://investor.onemainfinancial.com/. The Committee is supported in its work by our Executive Vice President, Human Resources, her staff, and the Committee's independent compensation consultant, as described below.

Role of the Chief Executive Officer

        Within the framework of the compensation programs approved by the Committee and based on their review of market competitive positions, each year our CEO assesses the performance and achievements of our executive officers for the Committee to consider in their determination of compensation. Our CEO's recommendations are based upon his assessment of each executive officer's individual performance, the performance of each executive officer's respective business unit or function, and employee retention considerations.

Role of the Chief Risk Officer

        In reviewing proposed variable compensation programs for our executive officers and other employees, the Committee attempts to balance the business risks inherent in the program design with its compensation objectives to ensure that such program design encourages responsible investment of our resources and does not unintentionally reward imprudent risk-taking. After a review of our compensation plans by our Chief Risk Officer, who briefed the Committee at its meeting in November 2016, the Committee concluded that our compensation plans were well-defined and well documented, that our incentive compensation plans are not unbalanced such that they encourage excessive or unnecessary risk-taking that would endanger the reputation or financial well-being of the Company.

Role of the Compensation Consultant

        The Committee has retained Pearl Meyer as its independent executive compensation consultant. Pearl Meyer reports directly to the Committee and the Committee may replace its compensation consultant or hire additional consultants at any time. A representative of Pearl Meyer attends meetings of the Committee, when requested, and communicates with the Committee Chair between meetings.

        Pearl Meyer provides various executive compensation services to the Committee pursuant to a consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance. Pearl Meyer provided no additional services to us in 2016.

Compensation Peer Group

        The Committee uses compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries (including banking, consumer finance, and thrifts and mortgage finance), as well as the specialty retail and IT services industries (the "Peer Group"). The Committee periodically reviews and updates the Peer Group, as necessary, upon the recommendation of its independent compensation consultant. During 2016, the Committee chose not to revise the Peer Group.

        We believe the current Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Industry	Peer Group

Specialty Retail	Aaron's Inc.

IT Services	Alliance Data Systems Corporation

Consumer Finance	Credit Acceptance Corp.

Banking	Commerce Bancshares, Inc.

Banking	CIT Group Inc.

Banking	Comerica Incorporated

Multiline Retail	Dollar Tree, Inc.

IT Services	Fidelity National Information Systems, Inc.

Banking	Huntington Bancshares Incorporated

Consumer Finance	LendingClub Corporation

Consumer Finance	Navient Corporation

Thrifts and Mortgage Finance	Nationstar Mortgage Holdings Inc.

Consumer Finance	Santander Consumer USA Holdings Inc.

Consumer Finance	SLM Corporation

Consumer Finance	Synchrony Financial

IT Services	The Western Union Corporation

Use of Competitive Data

        The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs. To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms. As part of this process, we measure our program's competitiveness by comparing relevant market data against actual pay levels within each compensation component and in the aggregate for each executive officer position. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

        The Committee generally compares the compensation of each NEO in relation to the 50th percentiles of the Peer Group for similar positions. In addition, the Committee considers various factors such as our performance within the Peer Group, the unique characteristics of the individual's position, and any succession and retention considerations.

Components of Our 2016 Executive Compensation Program

        The principal components of our 2016 executive compensation program and the purpose of each component are presented in the following table:

Program Element	Purpose	2016 Actions

Base Salary	Fixed amount that establishes a guaranteed minimum level of cash compensation.	None of our NEOs received an increase in base salary in 2016.

Guaranteed & Discretionary Bonuses	Attract and retain key executive talent.	Under the terms of Mr. Parker's employment agreement, he is eligible to participate in the Annual Plan, subject to a minimum guaranteed cash payment of $1,350,000 for the performance years 2015 and 2016. Mr. Parker received his minimum guaranteed amount for his 2016 performance, as it exceeded the calculated payout amount under the Annual Plan. Under the terms of Mr. Hurzeler's employment agreement, he is eligible to participate in the Annual Plan, subject to a minimum guaranteed cash payment of $400,000. Mr. Hurzeler received a calculated payout under the Annual Plan for his 2016 performance, the value of which exceeded his minimum guarantee.

Annual Non-Equity Incentive Plan Compensation	Variable incentive compensation that ties payouts to the achievement of financial performance metrics and individual contributions.	Each of the NEOs other than Mr. Levine participated in the Annual Plan during 2016. Messrs. Hurzeler, Borchers and Hogan were the only NEOs who received a payout under our Annual Plan for 2016 performance. Mr. Parker's minimum guarantee was greater than the calculated payout determined under the Annual Plan and, therefore, he received his guaranteed minimum amount in cash.

Equity-Based Incentive Plan Compensation	Compensation that establishes an equity component of total compensation that extends the executive's decision-making vision beyond the current year to long-term growth and prosperity. Forges a direct link between executive and stockholder interests by transforming executives into stockholders. Aids in the retention of the executive.	None of our NEOs received any new grants during 2016 of equity-based incentive compensation plan awards intended to serve as incentive for future performance.

Program Element	Purpose	2016 Actions

SFH Incentive Units	Aligns the interests of our executives with those of our stockholders and incentivizes the achievement of increases in our stock price.	None of our NEOs received distributions in 2016 in respect of SFH Incentive Units.

Benefits	Provides our executives with access to group health and welfare benefit plans and fringe benefit programs, including annual profit-sharing awards.	Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all employees on a non-discriminatory basis.

Our 2016 Executive Compensation Program in Detail

Base Salary

        Base salary is the principal fixed component of our executives' total direct compensation that establishes a guaranteed minimum level of cash compensation of our executive officers, including the NEOs, and is determined by considering the competitive marketplace. The Committee reviews compensation data provided by its independent compensation consultant, Pearl Meyer, specific to the peer group in order to determine the overall competitiveness of the NEOs' total compensation.

        None of the NEOs received an increase to base salary during the Committee's annual review of our executive compensation program in February 2017.

Name	Position	2016 Base Salary	2017 Base Salary

Jay N. Levine	President and Chief Executive Officer	$400,000	$400,000

Scott T. Parker	Executive Vice President and Chief Financial Officer	$400,000	$400,000

Robert A. Hurzeler	Executive Vice President and Chief Operating Officer	$350,000	$350,000

Bradford D. Borchers	Executive Vice President, Branch Operations	$350,000	$350,000

David P. Hogan	Executive Vice President, Credit and Analytics	$350,000	$350,000

Guaranteed & Discretionary Bonuses

        Messrs. Parker and Hurzeler are entitled to receive minimum guaranteed annual bonuses pursuant to the terms of their respective employment agreements with the Company. Pursuant to the terms of Mr. Parker's employment agreement, he received a negotiated, guaranteed minimum cash bonus of $1,350,000 for 2016 performance in lieu of his calculated payout under the 2016 Annual Plan. Pursuant to the terms of Mr. Hurzeler's employment agreement, he was entitled to receive a minimum guaranteed bonus of $400,000, but instead received his calculated payout under the 2016 Annual Plan of $713,400, which exceeded his minimum guaranteed bonus.

Annual Non-Equity Incentive Plan Compensation

        The Annual Plan is a sub-plan of the Omnibus Incentive Plan in which our NEOs, other than Mr. Levine, participated during 2016. Under the provisions of the Annual Plan, the executive officers who participate in the Annual Plan are eligible to receive annual incentive compensation contingent upon the attainment of specific, pre-determined financial metrics and strategic objectives relevant to the responsibilities of each such executive officer, each of which drives sustainable growth and creates long-term stockholder value. For 2016, the financial metrics and strategic objectives for Messrs. Parker, Hurzeler, Borchers and Hogan's Annual Plan awards included Adjusted Pre-Tax Earnings for the Consumer & Insurance ("C & I") segment, C & I Net Finance Receivables, C & I Net Charge-Off Percentage, and Total Company Operating Expense, as well as our CEO's assessment of the strategic build of the business.

        C & I Adjusted Pre-Tax Earnings, C & I Net Finance Receivables and C & I Net Charge-Off Percentage are non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K promulgated by the SEC. Please refer to pages 49-52 of our 2016 Annual Report on Form 10-K filed with the SEC on February 21, 2017, for a description and reconciliations of these non-GAAP financial measures.

        Under the Annual Plan, annual compensation targets are set for each participant and a performance range with accompanying variability of compensation is determined for each metric. Our annual incentive program under the Annual Plan for 2016 was structured so that the first $500,000 of amounts payable to a recipient under the 2016 Annual Plan was payable in cash, and any amount payable to a recipient under the 2016 Annual Plan in excess of $500,000 and less than $1,000,000 was payable in the form of service-based restricted stock awards (RSAs) and any amount above $1,000,000 was split equally between cash and service-based RSAs.

        For 2016, Messrs. Hurzeler, Borchers and Hogan were eligible to earn a target bonus amount of $750,000, and Mr. Parker was eligible to earn a target bonus amount of $1,500,000, with possible payouts between 0% and 150% of the target level. Upon completion of the performance year and finalization of the financial metrics and strategic objectives used to measure performance, the CEO provided a candid assessment of, and a recommendation regarding, Messrs. Parker, Hurzeler, Borchers and Hogan's contributions towards the attainment of the applicable metrics and objectives. The Committee reviewed the CEO's assessment and recommendation in light of the Company's performance for the year. In 2017, the Committee approved payments to Messrs. Parker, Hurzeler, Borchers and Hogan in respect of their 2016 Annual Plan awards based upon the achievement of financial metrics and our CEO's assessment of the achievement of strategic objectives; however, as noted above, Mr. Parker received his minimum guaranteed cash amount of $1,350,000 in lieu of his calculated payout under the 2016 Annual Plan. On March 3, 2017, Mr. Hurzeler received service-based RSAs for 2016 performance with a grant date fair value of $213,400 as partial payment of his total 2016 Annual Plan award payout of $713,400. Such RSAs vest ratably in three annual installments beginning on February 20, 2018.

        The financial metrics and strategic objectives results for Messrs. Parker, Hurzeler, Borchers and Hogan's 2016 Annual Plan awards were as follows as reflected in the table below:

  •
  C & I Adjusted Pre-Tax Earnings—metric was achieved above the threshold (53.8% award level),

  •
  C & I Net Finance Receivables—metric was achieved above the threshold (58.6% award level),

  •
  C & I Net Charge-Off Percentage—metric was achieved above the threshold (70.0% award level), and

  •
  Total Company Operating Expense—metric was achieved above the threshold (71.8% award level).

Equity-Based Incentive Plan Compensation

        We have historically settled awards under our Annual Plan partially in cash and partially in the form of equity-based instruments, including service-based restricted stock units ("RSUs") and RSAs. Our use of equity-based instruments in partial settlement of awards under our Annual Plan ties annual performance to the Company's long-term success by generally basing the magnitude of such equity-based payouts of Annual Plan awards on the applicable NEO's performance during the prior year and imposing continued service-based vesting conditions, generally over a three-year period, on such equity-based instruments.

        In prior years, we have also granted equity-based incentive plan compensation awards intended to serve as incentive for future performance, including performance-based RSUs, service-based RSUs and fully vested RSUs, to certain of our executive officers. As disclosed in prior years, on September 30, 2013, Mr. Levine received a sizeable grant of fully vested RSUs from our predecessor, Springleaf Holdings, LLC. The purpose of this grant was to create a significant ownership stake in the Company for Mr. Levine in order to retain his expertise and service on behalf of the Company and to align his long-term financial interests with those of the Company and its stockholders. These RSUs were settled in shares of our common stock in October 2013 and such shares generally cannot be sold or otherwise transferred for five years following the settlement date, except to the extent necessary to satisfy certain tax obligations. The duration of these restrictions is designed to ensure the engagement of Mr. Levine during the critical first five years of our existence as a publicly traded company. Additionally, as disclosed during prior years, Messrs. Parker and Hurzeler each received sizeable grants of equity-based awards in conjunction with their joining the Company in 2015 and 2014, respectively. During 2016, the performance conditions associated with Mr. Hurzeler's performance-based RSUs that were granted in 2014 were fully satisfied at target and, accordingly, Mr. Hurzeler's 2014 performance-based RSUs were settled in December 2016 with service-based RSUs that vest ratably over three years beginning January 1, 2017.

        As a result of our annual review of our executive officers' total compensation structure, the Committee did not approve any new equity-based incentive plan compensation awards to the NEOs during 2016 that were intended to serve as incentive for future performance. Nevertheless, we believe our use of equity-based instruments with continued service-based vesting conditions in partial settlement of Annual Plan awards and our prior year grants of performance-based RSUs, service-based RSUs and fully vested RSUs, combined with the ownership of SFH Incentive Units (described below) by certain of our executive officers, including each of the NEOs, closely align the interests of our management with those of the Company and our stockholders by ensuring that our management has a meaningful equity ownership stake in the Company.

SFH Incentive Units

        Certain of our executive officers, including each of the NEOs, hold SFH Incentive Units. These SFH Incentive Units are profit interests that will provide the holders thereof with benefits (in the form of distributions) only if SFH makes distributions to one or more of its common members that exceed specified threshold amounts. These SFH Incentive Units entitle the holders thereof to vote together with SFH common units as a single class on all matters.

        Holders of SFH Incentive Units are generally entitled to receive distributions in respect of their SFH Incentive Units only if they are employed by us or one of our affiliates on, and have not given or received notice of termination of such employment as of, the date the distribution is paid. No distributions in respect of SFH Incentive Units will be provided to holders of SFH Incentive Units following such holder's termination of employment for any reason other than death, in which case such holder's respective beneficiaries will be entitled to any distributions made in respect of the SFH Incentive Units following such holder's date of death. Holders of SFH Incentive Units will also not receive any distributions in respect of their SFH Incentive Units following the termination of employment of both Messrs. Levine and Anderson, in each case for any reason other than death.

        These SFH Incentive Units further align the interests of the holders thereof with those of our stockholders and only deliver value to the extent that distributions by SFH to its owners exceed certain thresholds, including distributions made in connection with sales of our common stock by SFH.

        Although these distributions (if any) are paid by SFH, we are required to recognize such distributions as stock-based compensation expense in our consolidated financial statements under U.S. generally accepted accounting principles ("GAAP"), and such distributions are reflected in the All Other Compensation column of the Summary Compensation Table for the applicable year. Distributions on these SFH Incentive Units are not tax deductible by us. Nevertheless, because the holders of SFH Incentive Units only receive distributions on such SFH Incentive Units if certain thresholds are exceeded at the time that SFH sells its holdings of our common stock, we believe these SFH Incentive Units drive pay for performance. None of the NEOs received any distributions in respect of SFH Incentive Units in 2016.

Benefits

        All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan (the "401(k) Plan"). We match a percentage of each participant's contributions to the 401(k) Plan up to the statutory limitation.

        Our defined benefit plans include a tax-qualified pension plan (the "Retirement Plan") and a non-qualified Excess Retirement Income Plan (the "Excess Plan") (collectively the "Pension Plans"). Each of the Pension Plans provides for a yearly benefit based on years of service and average final salary. The Pension Plans and their benefits are described in greater detail below under "—Pension Benefits". As of December 31, 2012, which was prior to eligibility for all of our NEOs other than Messrs. Levine and Borchers, both Pension Plans were frozen with respect to both salary and service levels to prevent future increases in the benefit liabilities established under the applicable Pension Plan. We continue to fund the Retirement Plan's trust to the extent the assets in the trust are less than the present value of the liabilities associated with the Retirement Plan's benefits.

        Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our team members on a non-discriminatory basis. The Company implemented a profit sharing plan in 2013 as a means for all team members to share in the Company's successful annual earnings performance. The profit sharing plan includes a cash payment component and a 401(k) retirement contribution component.

Employment Agreements

        We have entered into employment agreements with certain of our executive officers, including Messrs. Levine, Parker and Hurzeler. While we do not maintain a policy of entering into employment agreements with each of our executive officers, we believe the use of employment agreements are appropriate and useful under certain circumstances to attract and retain certain of our executive officers.

Employment Agreement with Mr. Levine

        On September 30, 2014, we entered into an employment agreement with Mr. Levine pursuant to which he serves as our President and CEO. The agreement was scheduled to expire on December 31, 2016, but automatically renewed for an additional one-year term. The agreement is currently scheduled to expire on December 31, 2017, and, unless earlier terminated in accordance with its terms, the agreement will be automatically renewed for additional one-year terms unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        Mr. Levine's employment agreement provides that Mr. Levine receives an annual base salary of $400,000. The agreement also provides that Mr. Levine is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available by us to our senior executives.

        Mr. Levine's employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) or by Mr. Levine for "good reason" (as defined in the agreement and summarized below), and if Mr. Levine executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        Mr. Levine's employment agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Levine will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

        For purposes of Mr. Levine's employment agreement, "good reason" means, in summary, (i) a substantial and sustained diminution in his authority or responsibility, (ii) a reduction of his base salary or bonus opportunity (other than an across-the-board reduction of less than 10% for all senior management), (iii) relocation of his principal location of employment by more than 25 miles, (iv) his removal as CEO or as a member of our Board, (v) failure to pay him compensation when due, or (vi) our failure to renew the term of the agreement.

Employment Agreement with Mr. Parker

        On October 12, 2015, we entered into an employment agreement with Mr. Parker pursuant to which he serves as our Executive Vice President and CFO. The initial term of the agreement expires on December 31, 2019, and the agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        Mr. Parker's employment agreement provides that Mr. Parker receives an annual base salary of $400,000. Mr. Parker is also to receive a bonus under the Company's annual incentive program, provided that Mr. Parker will receive a minimum of $1,350,000 per year in respect of calendar years 2015 and 2016, subject in each case to reasonable performance objectives agreed upon between the CEO and Mr. Parker each year. The agreement also provides that Mr. Parker is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available by us to our senior executives.

        Mr. Parker's employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) or by Mr. Parker for "good reason" (as defined in the agreement and summarized below), and if Mr. Parker executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, (ii) any earned but unpaid annual bonus for the prior calendar year, (iii) if such termination occurs prior to December 31, 2016, the annual bonus for the year in which such termination occurs (subject to pro-ration based on the number of days served during such year if such termination occurs on or after January 1, 2016 but prior to March 5, 2016), and (iv) if such termination occurs on or after January 1, 2017, the annual bonus for the year in which such termination occurs, pro-rated based on the average of the annual bonuses paid to him for the three years prior to such termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable). Mr. Parker will also be eligible to participate in the OneMain Holdings, Inc. Executive Severance Plan (the "Executive Severance Plan"), provided that any severance amounts payable to Mr. Parker under the Executive Severance Plan will be reduced by the severance amounts payable to Mr. Parker under the terms of his employment agreement.

        Mr. Parker's employment agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Parker will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

        For purposes of Mr. Parker's employment agreement, "good reason" means, in summary, (i) a material reduction in his level of responsibility, title or authority, (ii) any material breach by the Company of its obligations under the employment agreement, or (iii) relocation of his principal location of employment by more than 60 miles.

Employment Agreement with Mr. Hurzeler

        On April 13, 2015, we entered into a new employment agreement with Mr. Hurzeler effective as of January 1, 2016. The agreement provides that Mr. Hurzeler will continue to serve as our Executive Vice President, Auto Lending under the agreement for an initial term beginning on January 1, 2016 and ending on December 31, 2018. The agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        The employment agreement provides that Mr. Hurzeler will continue to receive an annual base salary of $350,000 and will be eligible to receive a minimum annual bonus of $400,000 for each full calendar year during the term of the agreement, subject to his continued employment on the payment date. The agreement also provides that Mr. Hurzeler will continue to be eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available to the Company's other similarly situated executives during the term of the agreement.

        The employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) and if Mr. Hurzeler executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        The employment agreement provides that Mr. Hurzeler will not compete with us for three years following the termination of his employment by us for cause or a voluntary termination by Mr. Hurzeler (or one year following termination by us for any other reason). In addition, the agreement provides that Mr. Hurzeler will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for three years following the termination of his employment by us for cause or a voluntary termination by Mr. Hurzeler (or two years following termination by us for any other reason). The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Tax Considerations

        Pursuant to Section 162(m) of the Code, annual compensation in excess of $1 million paid to individuals who are "covered employees" will not be deductible by us unless it is "performance-based compensation" or meets another applicable exemption from the limitation. The Committee may authorize payments or awards to eligible participants who are covered employees (or to individuals whom the Committee believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. To qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercisability and/or payment of such awards generally must be subject to the achievement of performance criteria based upon one or more performance goals set forth in the applicable plan document and to certification of such achievement in writing by the Committee. The performance criteria must be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code.

        In order to compete effectively for executive-level talent, the Committee has not adopted a policy requiring that all compensation be tax deductible. Compensation paid to our NEOs that is not tax deductible by us includes any distributions made by SFH in respect of SFH Incentive Units.

Consideration of Most Recent Say-on-Pay Vote

        At our 2014 Annual Meeting of Stockholders, our stockholders were provided with the opportunity to cast an advisory vote on the compensation of our NEOs for 2013. The say-on-pay vote yielded approximately 97% approval. Notwithstanding this favorable vote, we continue to seek input from our stockholders to understand their views with respect to our approach to executive compensation, and in particular in connection with the Committee's efforts to tie compensation to performance. At the Annual Meeting, our stockholders will again be provided with the opportunity to cast an advisory vote on the compensation of our NEOs for 2016. See "Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation" below for additional information.

Summary Compensation Table for 2016

        The table below summarizes information regarding compensation for the years 2014 through 2016, as applicable, for each of our NEOs.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Jay N. Levine,	2016	400,000	—	—	—	—	11,499	10,600	422,099

President and Chief	2015	400,000	—	—	—	—	—	10,342,046	10,742,046

Executive Officer	2014	400,000	—	—	—	—	10,032	16,140	426,172

Scott T. Parker,	2016	400,000	1,350,000	—	—	—	—	11,600	1,761,600

Executive Vice President and	2015	50,769	1,350,000	5,600,000	—	—	—	799	7,001,568

Chief Financial Officer	2014	—	—	—	—	—	—	—	—

Robert A. Hurzeler,	2016	350,000	—	—	—	713,400	—	11,600	1,075,000

Executive Vice President and	2015	350,000	—	—	—	641,090	—	17,540	1,008,630

Chief Operating Officer	2014	316,346	150,000	5,000,000	—	699,000	—	11,102	6,176,448

Bradford D. Borchers, Executive Vice President, Branch Operations	2016	350,000	—	—	—	475,275	20,152	11,600	857,027

David P. Hogan, Executive Vice President, Credit & Analytics	2016	350,000	—	—	—	475,275	—	11,600	836,875

(1)
In June 2016, Mr. Hurzeler was named Chief Operating Officer, assuming responsibilities for the Branch Operations. In December 2016, Mr. Hurzeler assumed responsibilities for marketing and communications.

(2)
For 2015 and 2016, the amounts in this column represent a guaranteed cash bonus paid to Mr. Parker pursuant to the terms of his Employment Agreement. For 2014, the amount in this column represents a sign-on bonus paid to Mr. Hurzeler in conjunction with him joining the Company.

(3)
The amount for 2015 for Mr. Parker represents the grant date fair value of a grant of service-based RSUs pursuant to the terms of his employment agreement. The amount for 2014 for Mr. Hurzeler represents a grant date fair value of $1,000,000 of service-based RSUs granted to him in conjunction with him joining the Company and a grant date fair value of $4,000,000 of performance-based RSUs granted to him in conjunction with him joining the Company. For a summary of the assumptions used in the valuation of these equity-based awards, please see note 21 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
Amounts in this column represent amounts paid in respect of awards granted under the Annual Plan. In 2017, Mr. Hurzeler's 2016 Annual Plan award payout in the amount of $713,400 was paid partially in cash in the amount of $500,000 and partially in the form of service-based RSAs with a grant date fair value of $213,400. In 2016, Mr. Hurzeler's 2015 Annual Plan award payout in the amount of $641,090 was paid partially in cash in the amount of $500,000 and partially in the form of service-based RSAs with a grant date fair value of $141,090. In 2015, Mr. Hurzeler's 2014 Annual Plan award payout in the amount of $699,000 was paid partially in cash in the amount of $349,500 and partially in the form of service-based RSUs with a grant date fair value of $349,500. In 2017, Mr. Hogan's 2016 Annual Plan award payout in the amount of $475,275 was settled in cash. In 2017, Mr. Borchers' 2016 Annual Plan award payout in the amount of $475,275 was settled in cash. The service-based RSUs granted in partial payment of Annual Plan awards vest in three annual installments beginning on the first anniversary of the grant of such award.

(5)
Messrs. Levine and Borchers were the only NEOs who were eligible to participate in the Pension Plans before they were closed to new participants on December 31, 2012. The amounts in this column for 2016 reflect the actuarial increase in the present value of the pension benefits under our Pension Plans for Messrs. Levine and Borchers, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. The actual change in the pension values for 2015 (reflecting the change in value from 2014 to 2015) was negative. For Mr. Levine, the loss was $1,246 in 2015. The amounts were calculated using the discount rates of 3.90% for the Retirement Plan and 3.55% for the Excess Plan as of December 31, 2014; discount rates of 4.27% for the Retirement Plan and 3.83% for the Excess Plan as of December 31, 2015; and discount rates of 4.05% for the Retirement Plan and 3.67% for the Excess Plan as of December 31, 2016.

(6)
The amounts shown in this column include the following:

Name	Year	HSA Company Contribution	401(k) Match	SFH Incentive Unit Distribution	Earned Profit Sharing Contribution to 401(k)	Earned Profit Sharing Cash	Total All Other Compensation(a)

Jay N. Levine	2016	—	10,600	—	—	—	10,600

	2015	—	10,200	10,327,109	3,737	1,000	10,342,046

	2014	—	10,200	—	4,940	1,000	16,140

Scott T. Parker	2016	1,000	10,600	—	—	—	11,600

	2015	—	—	—	716	83	799

	2014	—	—	—	—	—	—

Robert A. Hurzeler	2016	1,000	10,600	—	—	—	11,600

	2015	1,000	10,600	—	4,940	1,000	17,540

	2014	840	7,023	—	3,239	—	11,102

Bradford D. Borchers	2016	1,000	10,600	—	—	—	11,600

David P. Hogan	2016	1,000	10,600	—	—	—	11,600

(a)
In April 2015, SFH sold 8,447,049 shares of our common stock that were beneficially owned by AIG Capital Corporation, a subsidiary of American International Group, Inc. ("AIG"), and, as a result of such sale, Mr. Levine received a cash distribution from SFH (and not the Company) in respect of his SFH Incentive Units during 2015. Although these distributions were paid by SFH, we are required to recognize such distributions as stock-based compensation expense in our consolidated financial statements under GAAP, and such distributions are reflected in the All Other Compensation column of the Summary Compensation Table for 2016.

Grants of Plan-Based Awards for 2016

        The table below summarizes information regarding grants of plan-based awards to our NEOs during 2016.(1)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Market Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Award ($/Sh)	Awards ($)

Jay N. Levine	—	—	—	—	—	—	—	—	—	—	—

Scott T. Parker(2)	03/25/2016	750,000	1,500,000	2,250,000	—	—	—	—	—	—	—

Robert A. Hurzeler(2)	03/25/2016	375,000	750,000	1,125,000	—	—	—	—	—	—	—

Bradford D. Borchers(2)	03/25/2016	375,000	750,000	1,125,000	—	—	—	—	—	—	—

David P. Hogan(2)	03/25/2016	375,000	750,000	1,125,000	—	—	—	—	—	—	—

(1)
Excludes SFH Incentive Units.

(2)
Represents 2016 awards under the Annual Plan. The 2016 Annual Plan awards were approved in March 2016 for the 2016 performance year with a target opportunity for Mr. Parker of $1,500,000 and maximum opportunity of $2,250,000 and a target opportunity for Messrs. Hurzeler, Borchers and Hogan of $750,000 and a maximum opportunity of $1,125,000. In 2017, following a determination by the Committee of Messrs. Parker, Hurzeler, Borchers and Hogan's achievement under the terms of their 2016 Annual Plan awards, the Committee approved payouts to Messrs. Parker, Hurzeler, Borchers and Hogan in full settlement of their 2016 Annual Plan awards as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2016 above, with the exception of Mr. Parker, who received a guaranteed minimum cash bonus of $1,350,000 pursuant to the terms of his employment agreement in lieu of his 2016 Annual Plan award. Mr. Parker's guaranteed minimum cash bonus is reflected in the Bonus column of the Summary Compensation Table for 2016 above.

 Outstanding Equity Awards at Fiscal Year-End for 2016

        The following table summarizes the equity awards made to our NEOs that were unvested and outstanding as of December 31, 2016.(1)

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards' Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jay N. Levine	—	—	—	—	—	—		—	—	—

Scott T. Parker	—	—	—	—	—	87,029	(3)	1,926,822	—	—

Robert A. Hurzeler	—	—	—	—	—	169,475	(4)	3,752,177	—	—

Bradford D. Borchers	—	—	—	—	—	69,177	(5)	1,531,579	—	—

David P. Hogan	—	—	—	—	—	74,153	(6)	1,641,747	—	—

(1)
Excludes SFH Incentive Units held as of December 31, 2016.

(2)
Based on the closing market price of our common stock on December 30, 2016, of $22.14 per share.

(3)
Represents 87,029 service-based RSUs granted pursuant to the terms of Mr. Parker's Employment Agreement that were unvested as of December 31, 2016. 29,009 RSUs vest on November 4, 2017, and 29,010 RSUs vest on each of November 4, 2018, and November 4, 2019.

(4)
Represents 6,764 service-based RSUs, 5,787 service-based RSAs and 156,924 performance-based RSUs that were unvested as of December 31, 2016. 1,929 service-based RSAs vest on each of February 17, 2017 and February 19, 2018, 1,707 service-based RSAs vest on February 18, 2019 and 222 service-based RSAs vest on February 19, 2019. 3,382 service-based RSUs vest on each of February 17, 2017 and February 16, 2018. 52,308 performance-based RSUs with a remaining time-based vesting condition vest on each of January 1, 2017, January 1, 2018 and January 1, 2019. The performance condition in respect of these 156,924 performance-based RSUs was fully satisfied as of December 31, 2016.

(5)
Represents 69,177 service-based RSUs that were unvested as of December 31, 2016. 29,412 RSUs vest on January 3, 2017, 3,517 RSUs vest on February 17, 2017, 3,320 RSUs vest on March 17, 2017, 29,411 RSUs vest on January 2, 2018 and 3,517 RSUs vest on February 16, 2018.

(6)
Represents 5,005 service-based RSAs and 69,148 service-based RSUs that were unvested as of December 31, 2016. 1,668 RSAs vest on each of February 20, 2017 and February 19, 2018 and 1,669 RSAs vest on February 18, 2019. 29,412 RSUs vest on January 3, 2017, 3,502 RSUs vest on February 17, 2017, 3,320 RSUs vest on March 17, 2017, 29,411 RSUs vest on January 2, 2018, and 3,503 RSUs vest on February 16, 2018.

 Options Exercised and Stock Vested for 2016

        We had no stock options that were outstanding or that were exercised during 2016. The table below shows the number and fair market value of RSUs that vested in 2016.(1)

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jay N. Levine	—	—	—	—

Scott T. Parker(2)	—	—	29,009	790,495

Robert A. Hurzeler(3)	—	—	16,458	363,095

Bradford D. Borchers(4)	—	—	36,249	1,384,027

David P. Hogan(5)	—	—	36,234	1,383,700

(1)
Excludes SFH Incentive Units.

(2)
Includes 29,009 RSUs that vested on November 4, 2016 with a market value of $27.25 per share on the vesting date.

(3)
Includes 3,381 RSUs that vested on February 17, 2016 with a market value of $21.76 per share on the vesting date and 13,077 RSUs that vested on December 31, 2016 with a market value of $22.14 per share on the vesting date.

(4)
Includes 29,412 RSUs that vested on January 4, 2016 with a market value of $41.54 per share on the vesting date; 3,517 RSUs that vested on February 17, 2016 with a market value of $21.76 per share on the vesting date; and 3,320 RSUs that vested on March 17, 2016 with a market value of $25.82 per share on the vesting date.

(5)
Includes 29,412 RSUs that vested on January 4, 2016 with a market value of $41.54 per share on the vesting date; 3,502 RSUs that vested on February 17, 2016 with a market value of $21.76 per share on the vesting date; and 3,320 RSUs that vested on March 17, 2016 with a market value of $25.82 per share on the vesting date.

Pension Benefits for 2016

        The Pension Plans were frozen effective December 31, 2012, prior to the eligibility of our NEOs other than Messrs. Levine and Borchers. No additional participants have been or will be allowed entry into the plans and no additional creditable service has been or will be awarded to Messrs. Levine and Borchers after December 31, 2012. In accordance with SEC rules, the accumulated benefits are presented as if they were payable upon the NEO's normal retirement at age 65.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)

Jay N. Levine	Springleaf Financial Services Retirement Plan	0.750	28,919	—

	Springleaf Financial Services Excess Plan	0.750	16,811	—

Scott T. Parker	Springleaf Financial Services Retirement Plan	—	—	—

	Springleaf Financial Services Excess Plan	—	—	—

Robert A. Hurzeler	Springleaf Financial Services Retirement Plan	—	—	—

	Springleaf Financial Services Excess Plan	—	—	—

Bradford D. Borchers	Springleaf Financial Services Retirement Plan	28.000	726,026	—

	Springleaf Financial Services Excess Plan	28.000	150,030	—

David P. Hogan	Springleaf Financial Services Retirement Plan	—	—	—

	Springleaf Financial Services Excess Plan	—	—	—

(1)
The Springleaf Financial Services Retirement Plan (the "Retirement Plan") and the Springleaf Financial Services Excess Plan (the "Excess Plan") were each frozen on December 31, 2012. The pension valuation assumptions for 2016 include: (i) discount rates of 4.05% for the Retirement Plan and 3.67% for the Excess Plan, (ii) normal retirement age (65), or current age, if older, and (iii) RP-2006 mortality table with scale MP-2016 projection, post retirement only.

Pension Plan Benefit Formulas

        The Retirement Plan and Excess Plan formulas range from 0.925% to 1.425% times average final compensation for each year of credited service accrued prior to December 31, 2012, up to 44 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially adjusted to reflect the later benefit commencement date.

        For purposes of both the Retirement Plan and the Excess Plan, average final compensation is the average annual pensionable salary of a participant during those three consecutive years in the last ten years of credited service, prior to the Pension Plans being frozen, that afford the highest such average. Final average compensation does not include amounts attributable to overtime pay, supplemental cash incentive payments, annual cash bonuses or long-term incentive awards.

Death and Disability Benefits

        Each of the Retirement Plan and the Excess Plan also provides for death and disability benefits. The Retirement Plan and the Excess Plan generally provide a death benefit to active participants who die before age 65 equal to 50% of the benefit the participant would have received if he or she had terminated employment on the date of death, survived until his or her earliest retirement date and elected a 50% joint and survivor annuity.

        Under the Retirement Plan and the Excess Plan, participants continued to accrue credited service through December 31, 2012 while receiving payments under SFI's sponsored long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they had at least ten years of service when they become disabled. Participants who had less than ten years of credited service when they become disabled continued to accrue credited service for a maximum of three additional years but no later than December 31, 2012.

        As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Plan is reduced by amounts payable under the Retirement Plan.

Nonqualified Deferred Compensation for 2016

        We do not maintain any nonqualified deferred compensation plans in which any of our executive officers participate.

 Potential Payments Upon Termination or Change-In-Control for 2016

        The following table shows the payments and benefits that our NEOs would have been eligible to receive from us if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2016, excluding any value attributable to SFH Incentive Units. Additional information about Pension Plan benefits payable upon certain terminations is provided in "—Pension Benefits for 2016" above.

Name	Type of Payment or Benefit	Voluntary Resignation without Good Reason or Early or Normal Retirement ($)	Termination without Cause ($)(1)(2)	Termination for Good Reason ($)(1)(2)	Change in Control ($)(3)	Termination without Cause following a Change in Control ($)(1)(2)	Termination for Good Reason following a Change in Control ($)(1)(2)	Termination Due to Disability ($)(2)(4)	Termination Due to Death ($)(2)(4)

Jay N. Levine	Severance Payment	—	400,000	400,000	—	400,000	400,000	—	—

	Acceleration of Unvested Equity	—	—	—	—	—	—	—	—

	Total	—	400,000	400,000	—	400,000	400,000	—	—

Scott T. Parker	Severance Payment	—	1,750,000	1,750,000	1,500,000	1,921,433	1,921,433	1,350,000	1,350,000

	Acceleration of Unvested Equity	—	642,259	—	—	1,926,822	—	1,926,822	1,926,822

	Total	—	2,392,259	1,750,000	1,500,000	3,848,255	1,921,433	3,276,822	3,276,822

Robert A. Hurzeler	Severance Payment	—	1,020,045	—	750,000	1,120,540	1,120,540	670,045	670,045

	Acceleration of Unvested Equity	—	42,708	—	—	3,752,177	—	277,879	277,879

	Total	—	1,062,753	—	750,000	4,872,717	1,120,540	947,924	947,924

Bradford D. Borchers	Severance Payment	—	371,155	—	750,000	1,121,155	1,121,155	—	—

	Acceleration of Unvested Equity	—	724,686	—	—	1,531,579	—	1,531,579	1,531,579

	Total	—	1,095,841	—	750,000	2,652,734	1,121,155	1,531,579	1,531,579

David P. Hogan	Severance Payment	—	371,433	—	750,000	1,121,433	1,121,433	—	—

	Acceleration of Unvested Equity	—	761,616	—	—	1,641,747	—	1,641,747	1,641,747

	Total	—	1,133,049	—	750,000	2,763,180	1,121,433	1,641,747	1,641,747

(1)
Severance payments for Messrs. Levine, Parker and Hurzeler in event of a termination without cause or, for Messrs. Levine and Parker, for good reason (whether or not in connection with a change in control) are based on the terms of their respective employment agreements or, for Messrs. Parker and Hurzeler, the Executive Severance Plan if severance payments are greater under the terms of the Executive Severance Plan. For Mr. Levine, the severance payments include continued base salary payments for twelve months ($400,000) and a pro-rated annual bonus for the year of termination based on the average of the annual bonuses paid to him for the last three years ($0). For Mr. Parker, the severance payments under his employment agreement include continued base salary payments for 12 months ($400,000) and his annual bonus for the year in which such termination occurs ($1,350,000 for 2016). For Mr. Hurzeler, the severance payments under his employment agreement include continued base salary payments for 12 months ($350,000) and the average annual bonus for the previous three years prior to the year of termination ($670,045). As of December 31, 2016, Messrs. Parker, Hurzeler, Hogan and Borchers were eligible to receive severance benefits pursuant to the Executive Severance Plan and change of control protections under the Annual Plan and the Omnibus Incentive Plan. Under the Executive Severance Plan, upon a termination by the Company other than for cause, or within twelve months following a change in control, upon a termination by the Company other than for cause or by the participant for good reason, each executive receives base salary continuation for twelve months and a lump sum distribution equal to twelve months of premiums for COBRA continuation for the executive and his or her dependents at the rates in effect on the date of termination. The lump-sum COBRA premiums payable pursuant to the terms of the Executive Severance Plan to Messrs. Parker, Hurzeler, Borchers and Hogan are $21,433, $20,540, $21,155 and $21,433, respectively. Severance payment amounts for Messrs. Parker and Hurzeler in the event of a termination without cause (or, for Mr. Parker, a termination without cause or for good reason) in the absence of a change of control reflect amounts due to them pursuant to the terms of their respective employment agreements rather than pursuant to the terms of the Executive Severance Plan because their employment agreements provide a greater level of severance benefits under such circumstances. Severance payment amounts for Messrs. Parker and Hurzeler in the event of a termination without cause or for good reason following a change of control reflect amounts due to them pursuant to the terms of the Annual Plan, the Omnibus Incentive Plan and the Executive Severance Plan rather than pursuant to the terms of their respective employment agreements because their employment agreements provide a lower level of severance benefits under such circumstances.

(2)
The award agreements for service-based RSUs and RSAs provide for the following treatment: (i) upon a termination without cause, vesting of the tranche of RSUs and RSAs scheduled to vest on the next applicable vesting date (except for 6,764 unvested service-based RSUs granted to Mr. Hurzeler on February 19, 2015; 7,005 unvested service-based RSUs granted to Mr. Hogan on February 19, 2015; and 7,034 unvested service-based RSUs granted to Mr. Borchers on February 19, 2015, that do not contain this accelerated vesting provision), and (ii) upon death or disability, accelerated vesting of all outstanding service-based RSUs and RSAs. Mr. Hurzeler's performance-based RSUs do not provide for any termination protections beyond those provided under the terms of the Omnibus Incentive Plan. The Omnibus Incentive Plan provides for accelerated vesting of all outstanding RSUs and RSAs upon a termination without cause (but not for good reason) within twelve months subsequent to a change in control (as defined in the Omnibus Incentive Plan).

(3)
The amounts shown in this column for Messrs. Parker, Hurzeler, Hogan and Borchers represent payments of pro-rata bonus amounts under the Annual Plan for the year in which a change in control (as defined in the Omnibus Incentive Plan) occurs, based on the greater of target or actual performance as of the date of the change in control. Messrs. Parker, Hurzeler, Hogan and Borchers were the only NEOs participating in the Annual Plan for 2016 and, therefore, were the only NEOs eligible for such payment. The amount shown assumes a change in control occurred for purposes of the Annual Plan on December 31, 2016. For 2016, actual performance for Mr. Parker was below the target performance ($1,500,000) and for Messrs. Hurzeler, Borchers and Hogan was below the target performance ($750,000).

(4)
Severance payments for Messrs. Levine, Parker and Hurzeler in the event of disability and death are based on the terms of their respective employment agreements. For Messrs. Levine and Hurzeler, the severance payments consist of a pro-rated annual bonus for the year of termination based on the average of the annual bonuses paid to them for the last three years prior to the year of termination. For Mr. Parker, the severance payment consists of his annual bonus for the year in which such termination occurs. The Executive Severance Plan does not provide for severance payments in the event of disability or death.

        On March 13, 2015, we adopted the Executive Severance Plan, which became effective on March 16, 2015. As of December 31, 2016, the Committee had identified Messrs. Borchers and Hogan as Eligible Executives for purposes of participating in the Executive Severance Plan. (Messrs. Parker and Hurzeler are also eligible to participate in the Executive Severance Plan, subject to applicable offsets, as described below). The Executive Severance Plan provides for severance payments and benefits to the "Eligible Executives" (as defined in the Executive Severance Plan) in the event of a "Qualifying Termination" (as defined below). In the event of a Qualifying Termination and subject to the Eligible Executive's adherence to the covenants contained in the Executive Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Executive Severance Plan provides for (i) continued payment of the Eligible Executive's annual base salary for a period of twelve months and (ii) a lump sum cash payment in an amount equal to twelve months of premiums for COBRA continuation coverage for the Eligible Executive and his or her eligible dependents.

        A Qualifying Termination is defined as a termination other than for "Cause" (as defined in the Executive Severance Plan); provided that, if there has been a "Change in Control" (as defined in the Executive Severance Plan), a Qualifying Termination includes both a termination other than for Cause and resignation for "Good Reason" (as defined in the Executive Severance Plan) within twelve months after the Change in Control.

        Messrs. Levine, Parker and Hurzeler are eligible to receive the termination benefits as described in their respective employment agreements (see "—Employment Agreements" above for additional information concerning the terms of the employment agreements of Messrs. Levine, Parker and Hurzeler). Messrs. Parker and Hurzeler are also eligible to participate in the Executive Severance Plan, provided that any severance amounts payable to Messrs. Parker and Hurzeler under the Executive Severance Plan will be reduced by the severance amounts payable to Messrs. Parker and Hurzeler under the terms of their employment agreements.

Independent Director Compensation

        We pay compensation to our non-employee independent directors for their service as members of the Board and its Committees. Fees to independent directors may be paid in cash or, in lieu of cash, by issuances of our common stock based on the value of our common stock at the date of grant, provided that any such issuance does not prevent a director from being independent and the shares are granted pursuant to a stockholder approved plan. In addition, upon joining the Board, each independent director received a one-time restricted stock grant that vests in annual installments over a three-year period, provided that the director is still serving as a director as of the applicable vesting date. Under the terms of the Omnibus Incentive Plan adopted by our Board and approved by our stockholders at the 2016 Annual Meeting of Stockholders, no participant who is an independent director may receive cash and equity-based awards under the Omnibus Incentive Plan valued at more than $500,000 during any calendar year. The Committee believes that these restrictions represent meaningful limits on the compensation payable to our independent directors. All members of the Board are also reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings. Additionally, due to an administrative error by the Company in failing to provide timely and accurate tax information forms to the Company's independent directors for tax years 2014 and 2015, the Company has agreed to reimburse our independent directors for tax preparation and filing fees incurred in connection with amending their 2014 and 2015 tax returns, as well as any tax penalties and interest on underpayment of taxes associated therewith. No such tax-related reimbursement amounts were paid during 2016 to any of our independent directors.

Director Compensation Table for 2016

        The total 2016 compensation of our non-employee directors is shown in the following table. We do not separately compensate our non-independent directors, Messrs. Levine and Edens, for their Board or committee service.

Director	Service	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

	Board Meetings	75,000	—	—

Roy A. Guthrie	Committees	50,000	—	—

	Total	125,000	—	—	125,000

	Board Meetings	75,000	—	—

Douglas L. Jacobs	Committees	40,000	—	—

	Total	115,000	—	—	115,000

	Board Meetings	75,000	—	—

Anahaita Kotval	Committees	55,000	—	—

	Total	130,000	—	—	130,000

	Board Meetings	75,000	—	—

Ronald M. Lott	Committees	25,000	—	—

	Total	100,000	—	—	100,000

Wesley R. Edens(2)		—	—	—	—

(1)
As of March 31, 2017, our independent directors, Messrs. Guthrie, Jacobs and Lott and Ms. Kotval, each held 4,516 unvested RSUs that were granted on January 1, 2017, with a grant date fair value of $100,000. These RSUs fully vest on January 2, 2018, subject to the independent director remaining in continuous service as a director through the vesting date.

(2)
Mr. Edens is employed by Fortress and is not compensated for services as director.

Director Stock Ownership Policy

        On March 25, 2016, the Board approved a Director Stock Ownership Policy to align the interests of our non-employee directors with those of our stockholders by encouraging significant stock ownership in the Company by our non-employee directors. Such policy is administered by the Compensation Committee of the Board. Pursuant to such policy, each non-employee director must at all times hold shares of our common stock with a value equal to three times the cash retainer for such director's annual Board service, excluding retainer fees for Board committee chair or committee member service. For purposes of determining compliance with such policy at any time, the value of the non-employee director's holdings shall be determined by multiplying the number of shares held by such non-employee director by the average closing price of a share of our common stock for the previous calendar year. A non-employee director's holdings include shares held directly by the non-employee director, including unvested restricted shares, and shares owned indirectly or beneficially by the non-employee director. Our current non-employee directors are required to meet the requirements of such policy by March 25, 2021, and any individual who becomes a non-employee director after March 25, 2016, will have five years from the date such individual commences service on the Board to satisfy the requirements of such policy.

Compensation Committee Interlocks and Insider Participation

        The current members of the Committee are the individuals named as signatories to the Compensation Committee Report set forth above under "Compensation Committee Report." None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Committee. None of the individuals who served on the Committee during 2016 and none of the current members of the Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Committee or who served as members of the Committee during 2016 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Equity Compensation Plan Information

        The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(3)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,773,821	n/a	11,219,675

Equity compensation plans not approved by security holders	0	n/a	n/a

Total	1,773,821	n/a	11,219,675

(1)
Represents 1,773,821 shares of our common stock reserved for issuance pursuant to service-based RSUs and performance-based RSUs (assuming maximum achievement of the applicable performance metrics) that were outstanding as of December 31, 2016. Pursuant to SEC guidance, unvested restricted shares issued pursuant to RSAs that were issued and outstanding as of December 31, 2016, are not included in column (a) or (c) of this table.

(2)
The weighted-average exercise price of the service-based RSUs and performance-based RSUs identified in column (a) is listed as "n/a" in column (b) since there is no exercise or purchase price for such RSUs.

(3)
Represents shares of our common stock that remained available for future issuance under our Omnibus Incentive Plan as of December 31, 2016, excluding shares identified in column (a) that are reserved for issuance pursuant to serviced-based RSUs and performance-based RSUs, as well as unvested shares of restricted stock issued pursuant to RSAs, that were outstanding as of December 31, 2016. Under the terms of our Omnibus Incentive Plan, the number of shares available for future issuance increases annually on the first day of each fiscal year beginning in 2014 by a number of shares equal to the excess of (x) 10% of the number of outstanding shares on the last day of the immediately preceding fiscal year over (y) the number of shares remaining available for future issuance under the Omnibus Incentive Plan as of the last day of the immediately preceding fiscal year. Accordingly, effective January 1, 2017, the number of shares of our common stock remaining available for future issuance under our Omnibus Incentive Plan was increased by 2,267,111 shares to 13,486,786 shares.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        In accordance with Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs (as defined above) (commonly referred to as "say on pay"), as such compensation is described in the Compensation Discussion and Analysis section, along with the compensation tables, footnotes and narrative disclosures that accompany those tables.

        Accordingly, the following resolution will be submitted for a shareholder approval at the Annual Meeting:

        "RESOLVED, that the stockholders of OneMain Holdings, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the Summary Compensation Table for 2016 and the related tables and disclosures."

        Stockholders are urged to read the "Compensation Discussion and Analysis" section and the "Summary Compensation Table for 2016" and related tables and disclosures under the heading "Executive Compensation," which provide more detail about our executive compensation policies and practices for our NEOs.

        Our executive compensation programs are designed to attract, motivate and retain key executives, and to align the interests of executive officers with the long-term interests of the Company's stockholders. We believe that our compensation programs link NEO compensation to performance and stockholder interests.

        While this vote is non-binding, the Board and Compensation Committee value the views of stockholders and intend to consider the outcome of the vote, as appropriate, in making future compensation decisions for NEOs.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the Summary Compensation Table for 2016 and the related tables and disclosures.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

General

        On October 15, 2013, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Initial Stockholder. As discussed further below, the Stockholders Agreement provides certain rights to the Initial Stockholder and Fortress with respect to the designation of directors for nomination and election to the Board, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees. As used in the Stockholders Agreement, "Fortress Affiliate Stockholder" means (i) any director of the Company who may be deemed an affiliate (within the meaning of Rule 12b-2 under the Exchange Act, except by reason of investment in the Company) of Fortress, (ii) any director or officer of Fortress, and (iii) any investment funds (including any managed accounts) managed directly or indirectly by Fortress or its affiliates. "Stockholders" includes the Initial Stockholder, each Fortress Affiliate Stockholder and permitted transferees.

        Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Restated Certificate of Incorporation or Bylaws in effect as of the date of the Stockholders Agreement (i) that would add restrictions to the transferability of our shares by the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees, which are beyond those provided for in our Restated Certificate of Incorporation, the Stockholders Agreement or applicable securities laws or (ii) that nullify the rights set out in the Stockholders Agreement of the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees unless such amendment is approved by such Stockholder.

Designation and Election of Directors

        The Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by such Stockholder, and, with respect to us, including in the slate of nominees recommended by the Board those individuals designated by Fortress) so as to elect to the Board, and to cause to continue in office, not more than six directors (or such other number as Fortress may agree to in writing), of whom, at any given time:

  •
  a number of directors equal to a majority of the Board, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

  •
  a number equal to a majority of the Board, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate one director.

        In accordance with the Stockholders Agreement, Fortress has designated Messrs. Edens, Guthrie, Jacobs and Lott and Ms. Kotval.

Indemnification

        The Stockholders Agreement provides that we will indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

  •
  the ownership or the operation of our assets or properties and the operation or conduct of our business; and

  •
  any other activities we engage in.

        In addition, we have agreed to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from the registration statement filed in connection with our IPO, and any other registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

        Demand Rights.    Under our Stockholders Agreement, each Stockholder (as such term is used therein) has, for so long as such Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock (whether owned at the time of this offering or subsequently acquired) equal to or greater than 1% of our shares of common stock issued and outstanding immediately after the consummation of our IPO (a "Registrable Amount"), "demand" registration rights that allow the Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time after 180 days following the date of the Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

        Piggyback Rights.    Under our Stockholders Agreement, for so long as Stockholders (as such term is used therein) beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Stockholders Agreement, we granted to the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

Indemnification; Expenses; Lock-ups

        Under our Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling Stockholder's misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

Observer Rights

        Under our Stockholders Agreement, for so long as the Stockholders have at least 10% of our voting power, Fortress shall have the right to designate up to two non-voting representatives to attend meetings of our Board and committees of the Board.

Transactions with Affiliates of Fortress

        SpringCastle.    On March 5, 2013, SpringCastle Acquisition, LLC ("SCA"), a joint venture in which Springleaf Acquisition Corporation ("SAC"), a wholly owned subsidiary of SFI, and NRZ Consumer LLC (together with its subsidiaries, "NRZ Consumer"), previously an indirect subsidiary of Drive Shack, each held a 50% equity interest, entered into a definitive agreement to purchase a portfolio of loans from HSBC Finance Corporation and certain of its affiliates (collectively "HSBC") (the "SpringCastle Portfolio"). On April 1, 2013, BTO Willow Holdings, L.P. ("Blackstone") acquired a 23% equity interest in SCA, which reduced the equity interests of SAC and NRZ Consumer to 47% and 30%, respectively. On May 15, 2013, Drive Shack completed the spinoff of New Residential and its subsidiaries, including NRZ Consumer, which retained its equity interest in SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC (each, a "Seller LLC" and collectively, the "Seller LLCs"). Drive Shack and New Residential are managed by an affiliate of Fortress.

        The SpringCastle Portfolio acquisition was completed on April 1, 2013, for a purchase price of $3.0 billion, at which time the SpringCastle Portfolio consisted of over 415,000 loans with an unpaid principal balance of $3.9 billion. The portfolio included primarily unsecured personal loans, as well as loans secured by subordinate residential real estate mortgages (which we service as unsecured loans due to the fact that the liens are subordinated to superior ranking security interests).

        Immediately prior to the completion of the SpringCastle Portfolio acquisition, SCA assigned its right to purchase the SpringCastle Portfolio to the Seller LLCs, which, in turn, immediately sold the SpringCastle Portfolio to SpringCastle America Funding, LLC, SpringCastle Credit Funding, LLC and SpringCastle Finance Funding LLC (collectively the "Co-issuer LLCs"), and a loan trustee in connection with the securitization of the SpringCastle Portfolio. SpringCastle America, LLC holds a 100% equity interest in SpringCastle America Funding, LLC, SpringCastle Credit, LLC holds a 100% equity interest in SpringCastle Credit Funding, LLC and SpringCastle Finance, LLC holds a 100% equity interest in SpringCastle Finance Funding, LLC. On October 3, 2014, SFI entered into a servicing agreement with the Co-issuer LLCs and the loan trustee whereby SFI agreed to service the loans included in the SpringCastle Funding Trust 2014-A securitization in exchange for servicing fees payable to SFI.

        In conjunction with the SpringCastle Funding Trust 2014-A securitization, the Co-Issuer LLCs sold asset-backed notes (the "SpringCastle 2014-A Notes") for approximately $2.55 billion after the price discount but before expenses. The Co-Issuer LLCs used the proceeds from the SpringCastle 2014-A Notes to repay in full on October 3, 2014, the asset-backed notes issued in conjunction with the SpringCastle Funding Trust 2013-A securitization, which were issued by the Co-Issuer LLCs on April 1, 2013. The Co-Issuer LLCs collectively retained $62 million of the Class E SpringCastle 2014-A Notes and the Co-Issuer LLCs were entitled to receive payments of interest and principal in respect of such Class E Notes in accordance with the terms of the Indenture governing the SpringCastle 2014-A Notes.

        On March 31, 2016, SFI, SAC and SpringCastle Holdings, LLC, an indirect wholly owned subsidiary of SFI ("SpringCastle Holdings" and together with SAC, the "Sellers"), entered into a Purchase Agreement (the "Purchase Agreement") with certain affiliates of New Residential (the "NRZ Buyers"), certain affiliates of Blackstone (the "Blackstone Buyers," and the Blackstone Buyers together with the NRZ Buyers, collectively, the "Buyers"), and solely with respect to specified provisions concerning indemnification and post-closing expenses, certain Other Members (as defined below). Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of the Seller LLCs and SAC sold its 47% limited liability company interest in SpringCastle Acquisition LLC, to Buyers for an aggregate purchase price of $111,625,000 (the "Sale"). The Seller LLCs and SpringCastle Acquisition LLC are collectively referred to herein as the "SpringCastle Joint Venture."

        The SpringCastle Joint Venture primarily holds subordinate ownership interests in a securitized loan portfolio (the "SpringCastle Portfolio"), which consists of unsecured loans and loans secured by subordinate residential real estate mortgages and includes both closed-end accounts and open-end lines of credit. These loans are in a liquidating status and vary in form and substance from our originated loans. At December 31, 2015, the SpringCastle Portfolio included over 232,000 of acquired loans, representing $1.7 billion in net finance receivables.

        In connection with the Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 paid into an escrow account on July 29, 2016. Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five-year period.

        Prior to the Sale, affiliates of the NRZ Buyers owned a 30% limited liability company interest in the SpringCastle Joint Venture, and affiliates of the Blackstone Buyers owned a 23% limited liability company interest in the SpringCastle Joint Venture (together, the "Other Members"). The Other Members are parties to the Purchase Agreement for certain limited indemnification obligations and post-closing expense reimbursement obligations of the SpringCastle Joint Venture to the Sellers.

        The Sale was unanimously recommended by a special committee of OMH's Board of Directors composed entirely of independent directors (the "Special Committee") and, upon such recommendation, was unanimously approved by the members of OMH's Board of Directors participating in the vote. Messrs. Wesley R. Edens and Douglas L. Jacobs did not participate in the vote of the Board of Directors and were not members of the Special Committee. The Special Committee was advised by legal counsel Davis Polk & Wardwell LLP and financial advisor Credit Suisse Securities (USA) LLC.

        The NRZ Buyers are subsidiaries of New Residential. New Residential is externally managed by an affiliate of Fortress. Springleaf Financial Holdings, LLC, which owned approximately 58% of our common stock at December 31, 2016, is owned primarily by a private equity fund managed by an affiliate of Fortress. Mr. Edens, Chairman of the Board of Directors of OMH, also serves as Chairman of the Board of Directors of New Residential. Mr. Edens is also a principal of Fortress and serves as Co-Chairman of the Board of Directors of Fortress. Mr. Jacobs, a member of the Board of Directors of OMH, also serves as a member of New Residential's Board of Directors and Fortress' Board of Directors.

        On October 25, 2016, the SpringCastle 2014-A Notes, including the previously retained Class E Notes, were fully repaid upon the closing of the SpringCastle Funding Trust 2016-A securitization, and SFI entered into a servicing agreement with the Co-issuer LLCs and the loan trustee whereby SFI agreed to service the loans included in the SpringCastle Funding Trust 2016-A securitization in exchange for servicing fees payable to SFI. Notwithstanding the Sale, SFI and its affiliates will, subject to the rights of the Buyers, continue to act as Servicer of the SpringCastle Funding Trust 2016-A securitization and will be entitled to continue to receive compensation in accordance with the terms of the Servicing Agreement related to such securitization. Additionally, SFI and its affiliates will, subject to the rights of the Buyers, also service certain loan accounts beneficially owned by the Seller LLCs and that are not included in the SpringCastle Funding Trust 2016-A securitization.

        During 2016, we received $32 million in servicing fee revenue for servicing the SpringCastle Portfolio. At December 31, 2016, the servicing fee receivable from the SpringCastle Funding Trust 2016-A securitization totaled $3 million.

        Subservicing Agreement.    Nationstar Mortgage LLC ("Nationstar Mortgage") subservices the real estate loans of certain of our indirect subsidiaries (collectively, the "Owners"). Investment funds managed by affiliates of Fortress indirectly own a majority interest in Nationstar Mortgage. The Owners paid Nationstar Mortgage subservicing fees of $2 million in 2016.

        Investment Management Agreement.    Logan Circle Partners, L.P. ("Logan Circle") provides investment management services for a portion of our investments. Logan Circle is a wholly owned subsidiary of Fortress. Costs and fees incurred for these investment management services totaled $1 million for 2016.

Related Party Transaction Policy and Procedures

        Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. We have adopted a written policy that outlines procedures for approving any transactions in which a related person has a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000. As provided in such policy and in the charter of the NCG Committee and except as the Board may otherwise determine from time to time, the NCG Committee is responsible for reviewing and approving in advance (or ratifying, as the case may be) any related party transactions. In determining whether to approve or ratify a related party transaction, the NCG Committee takes into account, among other factors it deems appropriate, benefits to the Company, whether the terms are generally available to unrelated third parties, and the extent of the related party's interest in the transaction. In addition, the NCG Committee has delegated authority to its chair to approve or ratify any related party transactions between committee meetings.

AUDIT FUNCTION

Audit Committee Report

        The Audit Committee is a standing committee of the Board of Directors of the Company that comprises solely non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and Section 10A of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available under the Corporate Governance tab in the Investor Relations section of the Company's website at http://investor.onemainfinancial.com and is also available to stockholders upon request, addressed to OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary.

        The Company's management is responsible for the preparation of the Company's consolidated financial statements and the Company's overall financial reporting process. PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company's audited consolidated financial statements with GAAP. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company's independent registered public accounting firm, including the approval of audit fees and any permissible non-audit services provided by and fees paid to the independent registered public accounting firm. See "Board of Directors—Committees of the Board of Directors—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

        In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2016, the Audit Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements with management;

  •
  Discussed with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standard No. 1301—Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the "PCAOB"); and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Audit Committee of the Board of Directors Douglas L. Jacobs, Chairman Roy A. Guthrie Anahaita N. Kotval

Audit Committee's Pre-Approval Policies and Procedures

        Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Pricewaterhouse Coopers LLP (the "Independent Registered Public Accounting Firm"). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Registered Public Accounting Firm are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the Audit Committee, Mr. Jacobs, the authority to pre-approve permissible non-audit services.

Independent Registered Public Accounting Firm Fees and Services

        For the years ended December 31, 2016 and 2015, professional services were performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm, pursuant to the oversight of our Audit Committee. Set forth below are the fees billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2015. All fees and services were pre-approved in accordance with the Audit Committee's pre-approval policy.

Year Ended December 31, (dollars in thousands)	2016	2015

Audit Fees	$20,589	$24,306

Audit-Related Fees	501	25

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$21,090	$24,331

        Audit Fees.    Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in the Annual Reports on Form 10-K for OMH and SFC, the annual audit of internal control over financial reporting for OMH, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in the Quarterly Reports on Form 10-Q for OMH and SFC, and statutory audits of insurance subsidiaries of OMH.

        Audit-Related Fees.    Audit-related fees primarily related to audit fees for agreed upon procedures and a SOC 1 Report (Service Organization Controls Report) for the loan servicing system used in connection with servicing the SpringCastle loan portfolio.

        Tax Fees.    We did not pay any fees to our Independent Registered Public Accounting Firm during 2015 or 2016 related to tax compliance, tax advice and tax planning.

        All Other Fees.    We did not pay any fees to our Independent Registered Public Accounting Firm during 2015 or 2016 for services other than those described above under Audit Fees and Audit-Related Fees.

 PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2017. The Board is asking stockholders to ratify this appointment. Although SEC regulations and the NYSE listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of the independent registered accounting firm will be re-considered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of March 31, 2017, the most recent practicable date according to publicly available information, the beneficial ownership of shares of Company common stock by: (i) each present director, including the nominees for re-election at the Annual Meeting; (ii) the Company's NEOs; (iii) all directors and executive officers of the Company as of April 13, 2017, as a group; and (iv) each stockholder known to the Company to beneficially own more than 5% of Company common stock. As of March 31, 2017, there were 135,301,202 shares of the Company's common stock issued and outstanding. Beneficial ownership means that the individual has or shares voting power or dispositive power with respect to the shares of Company common stock or the individual has the right to acquire the shares within 60 days following March 31, 2017. Unless otherwise stated, the address for each beneficial owner is c/o OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary.

	Nature and Amount of Beneficial Ownership

Name	Shares Owned (#)	Percentage

Jay N. Levine(1)	3,080,000	2.28%
Bradford D. Borchers	70,939	*
David P. Hogan(1)	74,875	*
Robert A. Hurzeler(1)	113,087	*
Scott T. Parker	26,468	*
Wesley R. Edens(2)	73,462,500	54.30%
Roy A. Guthrie	13,797	*
Douglas L. Jacobs	13,797	*
Anahaita N. Kotval	18,797	*
Ronald M. Lott	10,379	*

All directors and executive officers as a group (13 persons)(1)	78,106,482	57.73%

5% Stockholders
Springleaf Financial Holdings, LLC(3)	77,617,178	57.37%
FMR LLC(4)	10,972,085	8.11%
Wellington Management Group LLP(5)	7,819,395	5.78%
AllianceBernstein L.P.(6)	6,883,774	5.09%

*
Indicates less than one percent.

(1)
Includes, with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares of restricted stock for which the indicated beneficial owners have voting power but no dispositive power: Mr. Levine—3,000,000 shares of vested restricted stock; Mr. Hurzeler—46,632 shares underlying unvested RSAs; Mr. Hogan—3,337 shares underlying unvested RSAs; and all directors and executive officers as a group—4,147,886 shares consisting of 4,097,917 shares of vested restricted stock and 49,969 shares underlying unvested RSAs.

(2)
Includes 73,437,500 shares held by SFH. Certain private equity funds managed by Fortress have reported a 94.6% ownership interest in SFH pursuant to a Schedule 13G/A filed with the SEC on February 12, 2016. Mr. Edens is a principal and the Co-Chairman of the board of directors of Fortress and disclaims beneficial ownership of any of the shares held by SFH except to the extent of his indirect pecuniary interest in them.

(3)
As reported on a Schedule 13G/A filed with the SEC on February 12, 2016, SFH reported that it beneficially owned and had shared voting and dispositive power over 77,617,178 shares of our common stock as of December 31, 2015, that FCFI Acquisition LLC ("FCFI") owned 94.6% of the voting interest in SFH and that AIG Capital Corporation ("ACC") owned the remaining 5.4% of the voting interest in SFH. SFH reported that FCFI had shared voting and dispositive power over 73,437,500 shares of our common stock as of December 31, 2015. SFH reported that Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V (Fund C) L.P., Fortress Investment Fund V (Fund D), L.P., Fortress Investment

  Fund V (Fund E) L.P., Fortress Investment Fund V (Fund F) L.P. and Fortress Investment Fund V (Fund G) L.P. (collectively, the "Fund V Funds") collectively own 100% of FCFI. SFH reported that FIG LLC is the investment manager of each of the Fund V Funds. SFH reported that Fortress Operating Entity I LP ("FOE I") is the 100% owner of FIG LLC. SFH reported that FIG Corp. is the general partner of FOE I. SFH reported that FIG Corp. is a wholly owned subsidiary of Fortress Investment Group LLC (collectively, the "Fortress Parties"). The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. SFH also reported that ACC had the indirect right to vote, and in certain circumstances to cause the disposition of, 4,179,678 shares of our common stock. ACC is wholly owned by AIG (together with ACC, the "AIG Parties"). The address for the AIG Parties is c/o American International Group, Inc., 175 Water Street, New York, NY 10038.

(4)
As reported on a Schedule 13G/A filed with the SEC on February 14, 2017, FMR LLC ("FMR") reported that it is the beneficial owner of 10,972,085 shares of our common stock representing 8.142% of our issued and outstanding common stock as of December 31, 2016. FMR reported that is has sole dispositive power over 10,972,085 shares of common stock. FMR also reported that it has sole voting power over 167,431 shares of common stock. In the Schedule 13G/A filed by FMR, FMR disclosed the following: Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. This filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the "FMR Reporters"). This filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)
As reported on Schedule 13G/A filed with the SEC on February 9, 2017, Wellington Management Group LLP and certain of its affiliates ("Wellington") reported that it is the beneficial owner of 7,819,395 shares of our common stock representing approximately 5.80% of our issued and outstanding common stock as of December 31, 2016. Wellington reported that is has shared dispositive power over 7,819,395 shares of our common stock and shared voting power over 7,778,895 shares of our common stock. The address for Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(6)
As reported on Schedule 13G filed with the SEC on February 10, 2017, AllianceBernstein L.P. ("AllianceBernstein") reported that it is the beneficial owner of 6,883,774 shares of our common stock representing approximately 5.10% of our issued and outstanding common stock as of December 31, 2016. AllianceBernstein reported that it has sole voting power over 6,008,833 shares of our common stock, sole dispositive power over 6,883,374 shares of our common stock and shared dispositive power over 400 shares of common stock. The address for AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company's directors and officers and persons who beneficially own more than 10% of a registered class of the Company equity securities to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with the SEC. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2016.

 OTHER MATTERS

        The Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this Proxy Statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

STOCKHOLDER PROPOSALS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our Bylaws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2018 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 14, 2017.

        Additionally, if our Annual Meeting is held on May 25, 2017, as expected, any stockholder proposal or director nomination for our 2018 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to January 25, 2018, or after February 24, 2018. An untimely proposal may not be brought before or considered at our 2018 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our Bylaws. For more information regarding our procedures for director nominations as set forth in our Bylaws, please refer to "Corporate Governance—Criteria and Procedures for Selection of Director Nominees."

        All stockholder proposals and director nominations must be addressed to OneMain Holdings, Inc., 601 NW Second Street, Evansville, IN 47708, Attention: Secretary. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public to read and copy at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov.

        Such information will also be furnished upon written request to OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary, and can also be accessed through the Company's website at www.onemainfinancial.com. We will furnish without charge to each person whose proxy is being solicited, upon oral or written request of any such person, a copy of the Company's Annual Report on Form 10-K for 2016, as filed with the SEC, excluding the exhibits, by first class mail or other equally prompt means within one business day of receipt of such request. Request for copies of such report should be directed to the Company's Secretary at the above address or at (812) 424-8031.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ONEMAIN HOLDINGS, INC. ATTN: SECRETARY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 601 N.W. 2ND STREET EVANSVILLE, INDIANA 47708 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. To elect two Class I directors to serve until the 2020 Annual Meeting of Stockholders. Nominees 01 Jay N. Levine 02 Roy A. Guthrie The Board of Directors recommends you vote FOR proposals 2 and 3. 2To vote, on an advisory basis, to approve named executive officer compensation. For 0 0 Against 0 0 Abstain 0 0 3To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2017. NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000317527_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the 2017 Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com ONEMAIN HOLDINGS, INC. Annual Meeting of Stockholders May 25, 2017 1:00 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Scott T. Parker and Jack R. Erkilla, or any of them as proxies, each with the power to appoint a substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, andf at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of OneMain Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 1:00 p.m., Central Daylight Time, on Thursday, May 25, 2017, at the Old Vanderburgh County Courthouse, 201 NW 4th Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the submitted by the stockholder with respect to the shares represented by this proxy. IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side 0000317527_2 R1.0.1.15